                                                                     Exhibit 2.1


                           SHARE EXCHANGE AGREEMENT

                                 by and among

                               INFOSPACE, INC.,

                      INFOSPACE.COM NOVA SCOTIA COMPANY,

                             LOCUS HOLDINGS INC.,

                              LOCUS DIALOGUE INC.

                              and certain of the

                      SHAREHOLDERS OF LOCUS DIALOGUE INC.

                         Dated as of November 3, 2000

                               TABLE OF CONTENTS

                                                                                                 Page
1.      Definitions............................................................................     2

2.      The Transactions........................................................................   11

        2.1    Actions at Closing...............................................................   11
               ------------------
        2.2    Closing..........................................................................   15
               -------
        2.3    Accounting Consequences..........................................................   15
               -----------------------
        2.4    Adjustments to Exchange Ratio....................................................   15
               -----------------------------
        2.5    Tax Treatment....................................................................   15
               -------------

3.      Representations and Warranties of the Company...........................................   15

        3.1    Organization and Good Standing...................................................   15
               ------------------------------
        3.2    Authority; No Conflict...........................................................   16
               ----------------------
        3.3    Capitalization...................................................................   17
               --------------
        3.4    Financial Statements.............................................................   18
               --------------------
        3.5    Books and Records................................................................   18
               -----------------
        3.6    Title to Properties; Encumbrances................................................   18
               ---------------------------------
        3.7    Condition and Sufficiency of Assets..............................................   19
               -----------------------------------
        3.8    Accounts Receivable..............................................................   19
               -------------------
        3.9    No Undisclosed Liabilities.......................................................   19
               --------------------------
        3.10   Tax Returns and Audits...........................................................   19
               ----------------------
        3.11   No Material Adverse Change.......................................................   21
               --------------------------
        3.12   Employee Matters and Benefit Plans...............................................   21
               ----------------------------------
        3.13   Compliance with Legal Requirements; Governmental Authorizations..................   22
               ---------------------------------------------------------------
        3.14   Legal Proceedings; Orders........................................................   24
               -------------------------
        3.15   Absence of Certain Changes and Events............................................   24
               -------------------------------------
        3.16   Contracts; No Defaults...........................................................   25
               ----------------------
        3.17   Insurance........................................................................   27
               ---------
        3.18   Environmental and Product Matters................................................   29
               ---------------------------------
        3.19   Intellectual Property............................................................   30
               ---------------------
        3.20   Certain Payments.................................................................   34
               ----------------
        3.21   Disclosure.......................................................................   35
               ----------
        3.22   Relationships with Related Persons...............................................   35
               ----------------------------------
        3.23   Brokers or Finders...............................................................   35
               ------------------
        3.24   Customers........................................................................   35
               ---------
        3.25   Authenticity and Entirety of Documents...........................................   35
               --------------------------------------
        3.26   Sales and Assets in the United States............................................   35
               -------------------------------------

4.      Representations and Warranties of the Company Shareholders..............................   35

        4.1    Organization and Share Holdings..................................................   35
               -------------------------------
        4.2    Authority; No Conflict...........................................................   36
               ----------------------

                               TABLE OF CONTENTS
                                  (continued)

        4.3    Legal Proceedings; Orders........................................................   37
               -------------------------
        4.4    Tax and Legal Matters............................................................   37
               ---------------------
        4.5    Acknowledgment of Restrictions...................................................   37
               ------------------------------
        4.6    Residence of Company Shareholders................................................   38
               ---------------------------------
        4.7    Non-U.S. Person..................................................................   38
               ---------------
        4.8    Accredited Investor Status.......................................................   38
               --------------------------

5.      Representations and Warranties of Parent................................................   38

        5.1    Organization and Good Standing...................................................   38
               ------------------------------
        5.2    Authority; No Conflict...........................................................   38
               ----------------------
        5.3    Capitalization...................................................................   39
               --------------
        5.4    Certain Proceedings..............................................................   40
               -------------------
        5.5    Commission Documents.............................................................   40
               --------------------
        5.6    Brokers or Finders...............................................................   41
               ------------------
        5.7    Prospectus Exemptions............................................................   41
               ---------------------
        5.8    No Material Adverse Change.......................................................   41
               --------------------------

6.      Covenants of the Company and the Company Shareholders...................................   41

        6.1    Access and Investigation.........................................................   41
               ------------------------
        6.2    Operation of the Businesses of the Company.......................................   41
               ------------------------------------------
        6.3    Negative Covenant................................................................   42
               -----------------
        6.4    Required Approvals and Exemptions................................................   42
               ---------------------------------
        6.5    Notification.....................................................................   42
               ------------
        6.6    Payment of Indebtedness by Related Persons.......................................   43
               ------------------------------------------
        6.7    Covenants Regarding Non-Solicitation.............................................   43
               ------------------------------------
        6.8    Best Efforts.....................................................................   43
               ------------
        6.9    Moral Rights.....................................................................   43
               ------------
        6.10   Shareholder Conduct..............................................................   43
               -------------------
        6.11   Options..........................................................................   44
               -------
        6.12   Closing Balance Sheet............................................................   44
               ---------------------
        6.13   Shareholders Agreement...........................................................   45
               ----------------------

7.      Covenants of Parent.....................................................................   45

        7.1    Approvals of Governmental Bodies.................................................   45
               --------------------------------
        7.2    Best Efforts.....................................................................   45
               ------------
        7.3    Notification.....................................................................   45
               ------------
        7.4    Support Agreement and Voting and Exchange Trust Agreement........................   45
               ---------------------------------------------------------
        7.5    Registration Statement...........................................................   45
               ----------------------
        7.6    Canadian Securities Compliance...................................................   48
               ------------------------------
        7.7    Indemnification Continuation.....................................................   49
               ----------------------------
        7.8    Issuance of Nonvoting Preferred Stock............................................   49
               -------------------------------------
        7.9    Incentive Option Pool Agreement..................................................   49
               -------------------------------

                               TABLE OF CONTENTS
                                  (continued)


        7.10   Loan Agreement and Security Agreement............................................   49
               -------------------------------------

8.      Conditions Precedent to Parent's Obligation to Close....................................   49

        8.1    Accuracy of Representations......................................................   49
               ---------------------------
        8.2    Performance......................................................................   50
               -----------
        8.3    Consents.........................................................................   50
               --------
        8.4    Additional Documents.............................................................   50
               --------------------
        8.5    No Proceedings...................................................................   51
               --------------
        8.6    No Claim Regarding Stock Ownership or Sale Proceeds..............................   52
               ---------------------------------------------------
        8.7    Conversion of Preferred Shares...................................................   52
               ------------------------------
        8.8    Tender of Company Shares.........................................................   52
               ------------------------
        8.9    Termination of Nonemployee Options...............................................   52
               ----------------------------------
        8.10   Unanimous Shareholder Agreement..................................................   52
               -------------------------------
        8.11   No Prohibition...................................................................   52
               --------------
        8.12   Canadian Approvals...............................................................   52
               ------------------
        8.13   Nasdaq Listing...................................................................   52
               --------------
        8.14   Effectiveness of Exchange Registration Statement.................................   52
               ------------------------------------------------

9.      Conditions Precedent to the Company's Obligation to Close...............................   53

        9.1    Accuracy of Representations......................................................   53
               ---------------------------
        9.2    Parent's Performance.............................................................   53
               --------------------
        9.3    Consents.........................................................................   53
               --------
        9.4    Additional Documents.............................................................   53
               --------------------
        9.5    No Proceedings...................................................................   54
               --------------
        9.6    No Injunction....................................................................   54
               -------------
        9.7    Canadian Approvals...............................................................   54
               ------------------
        9.8    Nasdaq Listing...................................................................   54
               --------------
        9.9    Effectiveness of Registration Statement..........................................   54
               ---------------------------------------
        9.10   Tax Opinion......................................................................   54
               -----------
        9.11   Incentive Option Pool Agreement..................................................   54
               -------------------------------

10.     Termination.............................................................................   54

        10.1   Termination Events...............................................................   54
               ------------------
        10.2   Effect of Termination............................................................   55
               ---------------------

11.     Escrow Fund.............................................................................   56

        11.1   Escrow Shares....................................................................   56
               -------------
        11.2   Damage Threshold.................................................................   57
               ----------------
        11.3   Escrow Period....................................................................   57
               -------------
        11.4   Claims upon Escrow Fund..........................................................   57
               -----------------------
        11.5   Objections to Claims.............................................................   58
               --------------------
        11.6   Resolution of Conflicts; Arbitration.............................................   58
               ------------------------------------

                               TABLE OF CONTENTS
                                  (continued)


        11.7   Shareholder Agent................................................................   59
               -----------------
        11.8   Actions of the Shareholder Agent.................................................   59
               --------------------------------
        11.9   Third-Party Claims...............................................................   60
               ------------------
        11.10  Termination of Representations and Warranties....................................   60
               ---------------------------------------------

12.     General Provisions......................................................................   60

        12.1   Expenses and Liability...........................................................   60
               ----------------------
        12.2   Public Announcements.............................................................   60
               --------------------
        12.3   Confidentiality..................................................................   61
               ---------------
        12.4   Notices..........................................................................   61
               -------
        12.5   Jurisdiction; Service of Process.................................................   62
               --------------------------------
        12.6   Choice of Language...............................................................   63
               ------------------
        12.7   Further Assurances...............................................................   63
               ------------------
        12.8   Waiver...........................................................................   63
               ------
        12.9   Entire Agreement and Modification................................................   63
               ---------------------------------
        12.10  Disclosure Letter................................................................   63
               -----------------
        12.11  Assignments, Successors, and No Third-Party Rights...............................   64
               --------------------------------------------------
        12.12  Severability.....................................................................   64
               ------------
        12.13  Section Headings, Construction...................................................   64
               ------------------------------
        12.14  Time of Essence..................................................................   64
               ---------------
        12.15  Governing Law....................................................................   64
               -------------
        12.16  Counterparts.....................................................................   65
               ------------

Schedules*
----------

Schedule A     Key Employees
Schedule B     Principal Sellers
Schedule C     Company Shareholders Executing Restricted Stock Agreements
Schedule D     Employees Executing Employee Agreements
Schedule E     Company Shareholders Executing Market Standoff Agreements
Schedule F     Group A Shareholders
Schedule G     Group B Shareholders

Exhibits*
---------

Exhibit A       Company Shareholders
Exhibit 2.1(d)  Tax Election Package for Former Company Shareholders for
                Canadian Tax Purposes
Exhibit 2.1(f)  Option Substitution Agreement
Exhibit 6.13    Shareholders Agreement Consent
Exhibit 7.4(a)  Support Agreement
Exhibit 7.4(b)  Voting and Exchange Trust Agreement
Exhibit 7.10(a) Loan Agreement

                               TABLE OF CONTENTS
                                  (continued)


Exhibit 7.10(b)   Security Agreement
Exhibit 8.4(b)    Key Employee Employment Agreement
Exhibit 8.4(c)    Restricted Stock Agreement
Exhibit 8.4(d)    Principal Sellers' Release
Exhibit 8.4(e)    Employee Agreements
Exhibit 8.4(g)    Market Standoff Agreement
Exhibit 8.4(h)    Registration Rights Agreement
Exhibit 11.1      Escrow Agreement

                                                                            -ii-

* These schedules and exhibits have been omitted, however the registrant agrees to furnish a copy of any omitted schedule or exhibit supplementally upon the request of the Securities and Exchange Commission.

                           SHARE EXCHANGE AGREEMENT


     This Share Exchange Agreement, dated as of November 3, 2000 (the "Agreement"), is entered into by and between InfoSpace, Inc., a Delaware
 ---------
corporation ("Parent"), InfoSpace.com Nova Scotia Company, a Nova Scotia
              ------
Unlimited Liability Company ("Acquisition Sub"), Locus Holdings, Inc., a
                              ---------------
corporation organized under the Canada Business Corporations Act (the "CBCA")
                                                                       ----
("Exchangeco"), Locus Dialogue Inc., a corporation organized under the CBCA (the
------------
"Company"), and certain of the shareholders of the Company listed on Exhibit A
 -------                                                             ---------
(the "Company Shareholders").
      --------------------

                                    RECITALS

     WHEREAS, the Boards of Directors of Parent and the Company have each determined that it is advisable and in the best interests of their respective shareholders for Parent to acquire control of the Company through an exchange of all of the issued and outstanding shares of the Company for shares in Parent or Exchangeco upon the terms and conditions set forth herein (the "Acquisition");
                                                                -----------

     WHEREAS, pursuant to the Acquisition, by means of the various transactions described herein, each outstanding share of capital stock of the Company shall be exchanged for either (a) in the case of those Company Shareholders who are Canadian Persons, at their election, either (i) exchangeable shares (the "Exchangeable Shares") of Exchangeco or (ii) shares of the common stock of
--------------------
Parent, $0.0001 par value per share ("Parent Common Shares") or (b) in the case
                                      --------------------
of all other Company Shareholders, Parent Common Shares, and each outstanding option to purchase Company capital stock shall be replaced with an option to purchase Parent Common Shares at an exercise price and for a number of shares of Parent Common Shares, all as determined in accordance with Section 2.1 of this Agreement.

     WHEREAS, pursuant to the terms of the Exchangeable Shares, the Support Agreement and the Voting and Exchange Trust Agreement (each as defined herein), the Exchangeable Shares shall be exchangeable by the holders for shares of Parent Common Shares on a one-for-one basis at any time on or before a date five years after the Effective Time (as defined herein);

     WHEREAS, the parties intend that the Acquisition shall also constitute a tax deferred transfer in accordance with the applicable provisions of the Income Tax Act (Canada) to Company Shareholders that are subject to taxation in Canada who elect to receive Exchangeable Shares; and

     WHEREAS the parties intend that the Acquisition shall qualify for accounting treatment under United States generally accepted accounting principles ("U.S. GAAP") as a purchase.
             ---------

                                   AGREEMENT

     The parties, intending to be legally bound, agree as follows:

     1.   Definitions.
          -----------

     For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

     "Acquisition" -- as defined in the recitals to this Agreement.
      -----------

     "Acquisition Proposal" -- as defined in Section 6.7(a) of this Agreement.
      --------------------

     "Acquisition Shares" -- the Parent Common Shares issuable upon exchange of
      ------------------
the Exchangeable Shares and the Parent Common Shares issued directly to holders of Shares pursuant to the Share Exchange.

     "Acquisition Sub" -- as defined in the recitals to this Agreement.
      ---------------

     "Applicable Contracts" -- any Contracts (a) under which the Company has or
      --------------------
may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, or (c) by which the Company or any of the assets owned or used by it is or may become bound.

     "Balance Sheet" -- as defined in Section 3.4 of this Agreement.
      -------------

     "Best Efforts" -- the efforts that a prudent Person desirous of achieving a
      ------------
result would use in similar circumstances to attempt to cause such result to be achieved as expeditiously as reasonably possible; provided, however, that an
                                                  --------  -------
obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.

     "Breach" -- a "Breach" of a representation, warranty, covenant, obligation,
      ------
or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach or failure.

     "Calculated Merger Consideration" -- as defined in Section 2.1(b)(iii) of
      -------------------------------
this Agreement.

     "Canadian Securities Orders" -- as defined in Section 7.6 of this
      --------------------------
Agreement.

     "CBCA" -- as defined in the first paragraph of this Agreement.
      ----

     "Closing" -- as defined in Section 2.2 of this Agreement.
      -------

     "Closing Balance Sheet" -- the balance sheet of the Company as of the
      ---------------------
Closing Date prepared to the reasonable satisfaction of Parent and in accordance with GAAP; provided, however, that the Closing Balance Sheet lacks footnotes and certain other presentation items and is subject to normal year end adjustments which will not be material individually or in the aggregate.

     "Closing Date" -- the date and time as of which the Closing actually takes
      ------------
place.

     "CMP Project" -- as defined in Section 1 of Appendix A.1 of the CRIM
      -----------
Agreement.

     "Commission" -- the U.S. Securities and Exchange Commission.
      ----------

     "Common Shares" -- the Common Shares of the Company.
      -------------

     "Company" -- as defined in the first paragraph of this Agreement.
      -------

     "Company Employee Plan" -- any plan, program, policy, practice, contract,
      ---------------------
agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company for the benefit of any Employee.

     "Company Shareholders" -- as defined in the first paragraph to this
      --------------------
Agreement.

     "Consent" -- any approval, consent, ratification, waiver, or other
      -------
authorization (including any Governmental Authorization).

     "Contemplated Transactions" -- all of the transactions contemplated by this
      -------------------------
Agreement, including:

          (a) the Transactions (as described in Section 2.1) and the Parent Group's exercise of control over the Company;

          (b) the execution, delivery, and performance of the Key Employee Employment Agreements, the Restricted Stock Agreements, the Principal Seller's Releases, the Employee Agreements, the Incentive Option Pool Agreement, the Market Standoff Agreements, the Escrow Agreement, the Support Agreement, the Registration Rights Agreement, the Option Substitution Agreements and the Voting and Exchange Trust Agreement;

          (c) the performance by the Parent Group, the Company and the Company Shareholders of their respective covenants and obligations under this Agreement; and

          (d) the creation by Parent of a subsidiary Nova Scotia Unlimited Liability Company and its amalgamation with the Company.

     "Contract" -- any agreement, contract, obligation, promise, or undertaking
      --------
(whether written or oral and whether express or implied) that is legally binding.

     "CRIM" -- as defined in Section 3.19(k) of this Agreement.
      ----

     "CRIM Agreement" -- as defined in Section 3.19(k) of this Agreement.
      --------------

     "CST Technology" -- as defined in Section 3.19(k)(ii) of this Agreement.
      --------------

     "Damages" -- as defined in Section 11.1 of this Agreement.
      -------

     "Disclosure Letter" -- the disclosure letter delivered by the Company to
      -----------------
Parent concurrently with the execution and delivery of this Agreement.

     "$" and "Dollars" -- United States dollars, except as otherwise expressly
      -       -------
indicated.

     "Effective Time" -- as defined in Section 2.2 of this Agreement.
      --------------

     "Employee" -- any current employee, officer, or director of the Company or
      --------
Locus USA.

     "Employee Agreement" -- as defined in Section 8.4(e) of this Agreement.
      ------------------

     "Employee Options" -- all outstanding options or rights to purchase shares
      ----------------
of capital stock of the Company issued under the Share Option Plan and the Options held by Regis Cardin, Hong Minh Cung, Gilles Hurteau and Yves Normandin as described in Section 5(b)(ii) of Part 3.1 of the Disclosure Letter.

     "Encumbrance" -- any mortgage, pledge, lien, security interest, right of
      -----------
first refusal, or similar restriction on use, voting, transfer, exercise of control or other attribute of ownership.

     "Environmental Claim" -as defined in Section 3.18 of this Agreement.
      -------------------

     "Environmental Laws" -- as defined in Section 3.18 of this Agreement.
      ------------------

     "ERISA" -- the Employee Retirement Income Security Act of 1974 or any
      -----
successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "Escrow Agent" -- as named in Section 11.1 of this Agreement.
      ------------

     "Escrow Agreement" -- as defined in Section 11.1 of this Agreement.
      ----------------

     "Escrow Fund" -- as defined in Section 11.1 of this Agreement.
      -----------

     "Escrow Period" -- as defined Section 11.3 of this Agreement.
      -------------

     "Escrow Shares" -- as defined in Section 2.1(b) of this Agreement.
      -------------

     "Exchange Act" -- the U.S. Securities Exchange Act of 1934, as amended, or
      ------------
any successor law, and the rules and regulations issued pursuant thereto.

     "Exchangeco" -- as defined in the recitals of this Agreement.
      ----------

     "Exchange Ratio" -- as defined in Section 2.1(b) of this Agreement.
      --------------

     "Exchange Registration Statement" -- as defined in Section 7.5(b) of this
      -------------------------------
Agreement.

     "Exchangeable Shares" -- as defined in the recitals to this Agreement.
      -------------------

     "Facilities" -- any real property, leaseholds, or other interests currently
      ----------
owned or operated by the Company and any buildings, plants, structures, or equipment currently owned or operated by the Company.

     "FSTQ" -- Fonds de Solidarite des travailleurs du Quebec (F.T.Q.).
      ----

     "GAAP" -- generally accepted Canadian accounting principles, applied on a
      ----
consistent basis.

     "Governmental Authorization" -- any approval, consent, license, permit,
      --------------------------
waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

     "Governmental Body" -- any:
      -----------------

          (a) nation, province, state, county, city, town, village, district, or other jurisdiction of any nature;

          (b) federal, provincial, state, local, municipal, foreign, or other government;

          (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

          (d)  multi-national organization or body; or

          (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

     "Group A Shareholder" - those Shareholders listed in Schedule F hereto,
      -------------------
which consists of all U.S. shareholders and those Canadian tax-exempt shareholders of the Company, if any, electing to receive Parent Common Shares.

     "Group B Shareholder" - those Shareholders listed in Schedule G hereto,
      -------------------
which consists of all Canadian shareholders of the Company subject to Canadian tax and those Canadian tax-exempt shareholders of the Company electing to receive Exchangeable Shares.

     "Incentive Option Pool Agreement" -- the Incentive Option Pool Agreement,
      -------------------------------
to be executed and delivered by Parent in accordance with Section 7.9 of this Agreement, pursuant to which Parent shall agree to issue options to purchase up to 1,120,000 Parent Common Shares to employees of the Company following the Effective Time.

     "Innovatech" -- Societe Innovatech du Grand Montreal.
      ----------

     "Intellectual Property Assets" -- as defined in Section 3.19(a) of this
      ----------------------------
Agreement.

     "Interim Balance Sheet" -- as defined in Section 3.4 of this Agreement.
      ---------------------

     "IRC" -- the Internal Revenue Code of 1986, as amended, or any successor
      ---
law and regulations issued by the IRS pursuant thereto.

     "IRS" -- the United States Internal Revenue Service or any successor and,
      ---
to the extent relevant, the United States Department of the Treasury.

     "ITA" -- the Income Tax Act (Canada).
      ---

     "Key Employee Employment Agreements" -- as defined in Section 8.4(b) of
      ----------------------------------
this Agreement.

     "Key Employees" -- the employees of the Company identified on Schedule A
      -------------
attached hereto.

     "Knowledge" -- an individual will be deemed to have "Knowledge" of a
      ---------
particular fact or other matter if:

          (a)  such individual is actually aware of such fact or other matter;
or

          (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonable investigation concerning the existence of such fact or other matter.

          A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, "Knowledge" of such fact or other matter.

     "Legal Requirement" -- any federal, provincial, state, local, municipal,
      -----------------
foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

     "Loan Agreement" -- as defined in Section 7.10 of this Agreement.
      --------------

     "Locus USA" -- Local Dialogue USA, Inc., a Nevada corporation and the
      ---------
Company's wholly-owned Subsidiary.

     "Market Standoff Agreement" -- as defined in Section 8.4(g) of this
      -------------------------
Agreement.

     "Material Adverse Effect" -- (a) with respect to the Company, a material
      -----------------------
adverse effect on the businesses, assets, operations, results of operations or financial condition of the Company and its subsidiaries as set forth on the Interim Balance Sheet, taken as a whole, (b) with respect to the Parent, a material adverse effect on the businesses, assets, operations, results of operations or financial condition of the Parent and its subsidiaries as set forth on the Parent's balance sheet dated June 30, 2000, taken as a whole, and
(c) with respect to any other Person (other than the Company or the Parent), a material adverse effect on the businesses, assets, operations, results of operations or financial condition of such Person and its subsidiaries, taken as a whole; provided that any adverse effects arising from or relating to the following matters (individually and in the aggregate) shall be excluded in determining whether such a material adverse effect has occurred: (i) general economic conditions or conditions (including conditions in financial markets) generally prevailing in the industry or market segment in which the corporate entity and its subsidiaries conduct their respective businesses, (ii) the announcement or pendency of the Contemplated Transactions or the closing or pendency of any publicly announced acquisitions or mergers by Parent of or with another company as of the date of this Agreement; and (iii) the taking by any party hereto of any action (or omission by any party hereto to take any action) at the request of or with the permission of the other parties to this Agreement; provided, further, that a decline in the public trading price of Parent Common
--------  -------
Shares shall not by itself constitute a Material Adverse Effect.

     "Merger Amount" -- as defined in Section 2.1(b)(ii) of this Agreement.
      -------------

     "Merger Consideration" -- as defined in Section 2.1(b)(ii) of this
      --------------------
Agreement.

     "Nonemployee Options" -- all options, warrants or rights to purchase shares
      -------------------
of capital stock of the Company, other than Employee Options.

     "Officer's Certificate" -- as defined in Section 11.4 of this Agreement.
      ---------------------

     "Options" -collectively, the Employee Options and the Nonemployee Options.
      -------

     "Order" -- any award, decision, injunction, judgment, order, ruling,
      -----
subpoena, or verdict against the Company or Parent or any Subsidiary of either entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

     "Ordinary Course of Business" -- an action taken by a Person will be deemed
      ---------------------------
to have been taken in the "Ordinary Course of Business" only if:

          (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal operations of such Person; and

          (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person; and

          (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

     "Organizational Documents" -- (a) the articles or certificate of
      ------------------------
incorporation and the bylaws of a corporation; (b) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (c) any amendment to any of the foregoing.

     "OSA" -- the Securities Act (Ontario) or any successor law, and the rules
      ---
and regulations issued pursuant thereto or any successor law.

     "Parent" -- as defined in the first paragraph of this Agreement.
      ------

     "Parent Commission Documents" -- as defined in Section 5.5 of this
      ---------------------------
Agreement.

     "Parent Common Shares" -- as defined in the recitals to this Agreement.
      --------------------

     "Parent Group" - Parent, Acquisition Sub, and Exchangeco.
      ------------

     "Person" -- any individual, corporation (including any non-profit
      ------
corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

     "Preferred Shares" -- the Class A Preferred Shares of the Company.
      ----------------

     "Principal Sellers" -- the Persons set forth on Schedule B attached hereto.
      -----------------

     "Principal Seller's Releases" -- as defined in Section 8.4(d) of this
      ---------------------------
Agreement.

     "Proceeding" -- any action, arbitration, audit, hearing, investigation,
      ----------
litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "QSA" -- the Securities Act (Quebec) or any successor law, and the rules
      ---
and regulations issued pursuant to that Act or any successor law.

     "Registration Rights Agreement" -- as defined in Section 8.4(h) of this
      -----------------------------
Agreement.

     "Registration Shares" -- the Parent Common Shares issuable upon exchange of
      -------------------
the Exchangeable Shares.

     "Registration Statement" -- as defined in Section 7.5 of this Agreement.
      ----------------------

     "Regulation S" -- as defined in Section 4.7 of this Agreement.
      ------------

     "Related Person" -- with respect to a particular individual:
      --------------

          (a)  each other member of such individual's Family;

          (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

          (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

          (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

     With respect to a specified Person other than an individual:

          (a) any Person who beneficially owns, directly or indirectly, ten percent (10%) of the issued and outstanding equity securities or equity interests in the specified Person;

          (b) any Person who beneficially owns, directly or indirectly, ten percent (10%) of voting securities or other voting interests in the specified Person;

          (c) any Person who has the right to designate a director in the specified Person;

          (d) any Person who has the right to appoint the chief executive officer of the specified Person;

          (e) any entity in which a Related Person owns twenty-five percent (25%) or more of the issued and outstanding equity securities or equity interests in such entity;

          (f) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

          (g) any Person in which such specified Person holds a Material Interest; and

          (h) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity).

     For purposes of this definition, (a) the "Family" of an individual includes
(i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and
(b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

     "Replacement Option" -- as defined in Section 2.1(f) of this Agreement.
      ------------------

     "Representative" -- with respect to a particular Person, any director,
      --------------
officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

     "Restricted Stock Agreement" -- as defined in Section 8.4(c) of this
      --------------------------
Agreement.

     "Revenue Canada" -- the Canada Customs and Revenue Agency.
      --------------

     "Securities Act" -- the U.S. Securities Act of 1933, as amended, or any
      --------------
successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "Security Agreement" -- as defined in Section 7.10 of this Agreement.
      ------------------

     "Share Exchange" -- as defined in Section 2.1(b) of this Agreement.
      --------------

     "Shareholder Agent" -- as defined in Section 11.7(a) of this Agreement.
      -----------------

     "Share Option Plan" -- the Company's 1996 Stock Option Plan, as restated in
      -----------------
August 1998.

     "Shares" -- collectively, the Common Shares and the Preferred Shares of the
      ------
Company.

     "Software" -- as defined in Section 3.19(h) of this Agreement.
      --------

     "Subsidiary" -- with respect to any Person (the "Owner"), any corporation
      ----------                                      -----
or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its subsidiaries.

     "Support Agreement" --as defined in Section 7.4 of this Agreement.
      -----------------

     "Tax" or "Taxes" -- means (i) any and all federal, provincial, state, local
      ---      -----
and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being or ceasing to be a member of an affiliated, consolidated, combined or unitary group for any period (including, without limitation, any liability under U.S. Treasury Regulation Section 1.1502-6 or any comparable provision of foreign, state or local law); and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other Person or as a result of any obligations under any agreements or arrangements with any other Person with respect to such amounts and including any liability for taxes of a predecessor entity.

     "Tax Return" -- any return (including any information return), report,
      ----------
statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

     "Threatened" -- a claim, Proceeding, dispute, action, or other matter will
      ----------
be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing) that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

     "Transactions" -- the transactions described in Section 2.1 of this
      ------------
Agreement.

     "Trustee" -- the Montreal Trust Company of Canada.
      -------

     "U.S." -- the United States of America.
      ----

     "U.S. GAAP" -- as defined in the recitals to this Agreement.
      ---------

     "U.S. Person" -- as defined in Section 4.7 of this Agreement.
      -----------

     "Voting and Exchange Trust Agreement" -- as defined in Section 7.4 of this
      -----------------------------------
Agreement.

     2.   The Transactions.
          ----------------

          2.1  Actions at Closing.
               ------------------

               (a)  Tender of Company Shares. At the Closing, (i) each Group A
                    ------------------------
Shareholder shall, pursuant to the terms of this Agreement, sell to Acquisition Sub all of the Common Shares (including all Common Shares issuable upon conversion of Preferred Shares) held by such Company Shareholder, and (ii) each Group B Shareholder shall, pursuant to the terms of this Agreement sell to Exchangeco all of the Common Shares held by such Company Shareholder.

               (b)  Share Exchange. In consideration of the transfers described
                    --------------
in paragraph (a) above, (i) Exchangeco shall issue to each Group B Shareholder that number of Exchangeable Shares, and (ii) Acquisition Sub shall transfer to each Group A Shareholder that number of Parent Common Shares, as the case may be, equal to the total number of Common Shares lawfully tendered by such Company Shareholder multiplied by the Exchange Ratio (as defined below) (the "Share Exchange"); provided, however, that (iii)
                         --------------    --------  -------
Exchangeco and Acquisition Sub shall be entitled to withhold ten percent (10%) of the Exchangeable Shares and ten percent (10%) of the Parent Common Shares to be issued in the Share Exchange (the "Escrow Shares"), and such shares shall be
                                      -------------
delivered and held on the terms and conditions contained in the Escrow Agreement to secure the indemnification obligations of the Company and the Company Shareholders as set forth in Article 11, and (iv) Acquisition Sub and Exchangeco shall be entitled to withhold sufficient Exchangeable Shares or Parent Common Shares, as the case may be, to fund the amount of any withholding obligations of Acquisition Sub or Parent under Section 116 of the ITA in connection with the Share Exchange or any other Tax applicable to the Share Exchange.

               (i)  The "Exchange Ratio" shall equal the quotient obtained by
                    -------------------
dividing (x) the Merger Consideration (as defined in subpart (ii) below) by (y) the sum of (A) the total number of Shares issued and outstanding immediately prior to the Effective Time and (B) the total number of Shares issuable upon conversion or exercise in full of all Options (vested and unvested) outstanding immediately prior to the Effective Time.

               (ii) the "Merger Consideration" shall equal the "Initial Merger
                         --------------------
Consideration" (as defined below) minus the amount, if any, of the "Purchase Price Adjustment" (as defined below).

                    (1)  Subject to paragraphs (2) and (3) below, "Initial
                                                                   -------
Merger Consideration" shall equal 4,776,000 Parent Common Shares.
--------------------

                    (2) In the event that the quotient obtained by dividing (x) $160,000,000 by (y) the average closing price reported by the Nasdaq National Market for one Parent Common Share over the five (5) trading day period beginning with the seventh trading day preceding the Closing Date and ending the third trading day preceding the Closing Date (the "Average Closing Price") (the
                                                   ---------------------
"Merger Calculation") is greater than 5,492,400 Parent Common Shares, then the
 ------------------
Initial Merger Consideration for purposes of calculating the Merger Consideration shall be 5,492,400 Parent Common Shares.

                    (3) In the event that the Merger Calculation is less than 4,298,400 Parent Common Shares, then the Initial Merger Consideration for purposes of calculating the Merger Consideration shall be 4,298,400 Parent Common Shares.

                    (4)  The "Purchase Price Adjustment" shall equal the
                         ------------------------------
quotient of (x) (i) the sum of (A) the amount of the Company's Indebtedness (as defined below) reflected on the Closing Balance Sheet, minus $2,000,000 and (B) the amount, if any, of the Outstanding Parent Loan Balance (as defined below) and the interest due thereon as of the Closing Date as reflected on the Closing Balance Sheet, minus (C) the amount of the Net Working Capital (as defined below) reflected on the Closing Balance Sheet, divided by (y) the Average Closing Price. "Indebtedness" shall mean the amount of long-term indebtedness of
                ------------
the Company for borrowed money, other than the Outstanding Parent Loan Balance and the interest due thereon. The "Outstanding Parent Loan Balance" shall mean
                                   -------------------------------
the amount (translated into U.S. dollars at the
prevailing exchange rate as of the date three days prior to the Closing Date) actually borrowed by the Company pursuant to the Loan Agreement. "Net Working
                                                                  -----------
Capital" shall mean the difference between the Company's current assets and
-------
current liabilities, excluding, however, the Outstanding Parent Loan Balance and the interest due thereon.

               (c)  Section 116 Certificates. The following terms shall apply in
                    ------------------------
respect of the Common Shares withheld pursuant to Section 2.1(b)(iv) of this
Agreement:

                    (i) If, at Closing, Company Shareholders who are non-residents of Canada ("Non-resident Company Shareholders") deliver a clearance
                      ---------------------------------
certificate ("116 Certificate") issued by Revenue Canada pursuant to section 116
              ---------------
of the ITA in respect of the exchange of the Common Shares, then no amount shall be required to be withheld pursuant to Section 2.1(b) of this Agreement unless the certificate limit is less than the particular Non-resident Company Shareholder's proceeds of disposition.

                    (ii) Acquisition Sub shall withhold from any and all Non-resident Company Shareholders who fail to deliver a 116 Certificate at the Closing or who deliver a Section 116 Certificate having a certificate limit which is less than such Non-resident Company Shareholder's proceeds of disposition such number of Parent Common Shares (the "Withheld Shares") as
                                                      ---------------
Acquisition Sub determines in its sole discretion are necessary to fund any payment required to be made by Parent or Acquisition Sub to Revenue Canada.

                    (iii) Subject to clauses (iv) and (v) below, the Withheld Shares shall be held back unless and until either:

                          (1)  the appropriate 116 Certificate is delivered to
Parent; or

                          (2)  sufficient funds to satisfy the withholding
obligations are remitted to Parent.

                    (iv) If one or the other of the conditions set forth in clause (iii) above is met on or prior to the day ("Remittance Date") that is
                                                   ---------------
three business days prior to the 30th day after the end of the month in which the Closing occurs, the Withheld Shares shall thereupon be released and shall be delivered to the Non-resident Company Shareholder.

                    (v) If (i) the appropriate 116 Certificate is not delivered by a Non-resident Company Shareholder by the Remittance Date and (ii) an extension to the requirement to remit is not granted by Revenue Canada, then Parent shall remit to Revenue Canada on the business day following the Remittance Date the appropriate remittance amount, and for this purpose, except in circumstances where sufficient funds to satisfy the withholding obligations have been remitted to Parent in accordance with clause (iii) above, the Withheld Shares will be pledged to Acquisition Sub, and Acquisition Sub shall be entitled to dispose of the Withheld Shares on the Nasdaq National Market in order to generate net proceeds to fund such remittance. Any proceeds generated above the amount required to fund such remittance and related transaction costs (if any) shall be paid to the Non-resident Company Shareholder.

                    (vi) If for any reason such remittance cannot be fully funded out of the sale of the Withheld Shares, there shall automatically be due and payable by the Non-resident Company Shareholder to Acquisition Sub an amount equal to the amount required to be so remitted less the amount otherwise funded by the sale of the Withheld Shares.

               (d)  Canadian Tax Election. Company Shareholders who have elected
                    ---------------------
to receive Exchangeable Shares shall be entitled to make an income tax election pursuant to subsection 85(1) or 85(2) of the ITA (and the analogous provisions of provincial income tax law) with respect to the transfer of their Common Shares to Exchangeco, provided the procedure set out in the Tax Election Package for Former Company Shareholders for Canadian Tax Purposes attached hereto as
Exhibit 2.1(d) is followed.
--------------

               (e)  Related Agreements. The following agreements shall be
                    ------------------
entered into by the following parties hereto:

                    (i) Parent, Acquisition Sub, Exchangeco, the Shareholder Agent for the Company Shareholders and the Escrow Agent shall enter into the Escrow Agreement;

                    (ii) Parent, Acquisition Sub, Exchangeco and the Trustee for the holders of Exchangeable Shares shall enter into the Support Agreement in substantially the form attached hereto as Exhibit 7.4(a); and
                                          --------------

                    (iii) Parent, Exchangeco and the Trustee for the holders of Exchangeable Shares shall enter into a Voting and Exchange Trust Agreement in substantially the form attached hereto as Exhibit 7.4(b).
                                          --------------

               (f)  Replacement of Options. At the Effective Time, each of the
                    ----------------------
then outstanding Employee Options, whether vested or unvested, will, pursuant to and subject to the execution and delivery of Option Substitution Agreements substantially in the form of Exhibit 2.1(f) attached hereto (the "Option
                             --------------                       ------
Substitution Agreement"), be replaced by Parent with an option under its
----------------------
Restated 1996 Flexible Stock Incentive Plan (the "1996 Plan"), with the same
                                                  ---------
vesting dates as each such Option, to purchase that whole number of Parent Common Shares determined by multiplying the number of Common Shares subject to such Option at the Effective Time by the Exchange Ratio, at an exercise price per Parent Common Share equal to the exercise price per Share of such Option immediately prior to the Effective Time divided by the Exchange Ratio, rounded up to the nearest cent (each such option, a "Replacement Option"). If the
                                             ------------------
foregoing calculation results in a Replacement Option being exercisable for a fraction of a Parent Common Share, then the number of Parent Common Shares subject to such option will be rounded down to the nearest whole number of shares. The term, exercisability, vesting schedule, vesting commencement date and all other terms and conditions of the Replacement Options shall be governed by the 1996 Plan. Continuous employment with the Company will be credited to an optionee of the Company for purposes of determining the vesting dates and the number of Parent Common Shares subject to exercise under a Replacement Option after the Effective Time. Prior to the Effective Time, the Company shall take all action necessary so that all Nonemployee Options issued are either exercised in full or terminated immediately prior to the Effective Time.

               (g)  Amalgamation with ULC. Upon completion of the Share
                    ---------------------
Exchange, Acquisition Sub and Exchangeco may, at their election, commence proceedings under the CBCA to amalgamate the Company with a newly-created Nova Scotia Unlimited Liability Company that is a Subsidiary of Parent.

          2.2  Closing.  Unless this Agreement shall have been terminated and
               -------
the transactions herein contemplated shall have been abandoned pursuant to
Section 10, and subject to the satisfaction or waiver of the conditions set forth in Sections 8 and 9, the closing of the Transactions (the "Closing") will
                                                                 -------
take place as promptly as practicable after satisfaction or waiver of the conditions set forth in Sections 8 and 9, at the offices of Fasken Martineau DuMoulin LLP, Stock Exchange Tower, Suite 3400, 800 Place-Victoria, Montreal, Quebec, unless another date, time or place is agreed to in writing by the parties hereto (such time, the "Effective Time"). At the Closing, the parties
                                --------------
hereto shall deliver the documents contemplated hereby together with such other customary documents as may be reasonably requested by the parties hereto.

          2.3  Accounting Consequences. It is intended by the parties hereto
               -----------------------
that the Transactions shall qualify for accounting treatment as a purchase under U.S. GAAP.

          2.4  Adjustments to Exchange Ratio. The Exchange Ratio shall be
               -----------------------------
adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Shares or the Shares), reorganization, recapitalization or other like change with respect to Parent Common Shares or the Shares occurring after the date hereof and prior to the Effective Time.

          2.5  Tax Treatment.  It is intended that the Transactions shall
               -------------
generally constitute (i) a taxable exchange for United States federal income tax purposes (not qualifying under Sections 368 or 351 of the IRC) to Company Shareholders who are subject to taxation in the United States on the sale or exchange of Shares, and (ii) a tax deferred reorganization for Canadian federal income tax purposes for owners of Shares who are residents of Canada for Canadian federal income tax purposes who receive Exchangeable Shares as a consequence of the Acquisition.

     3.   Representations and Warranties of the Company.  The Company represents
          ---------------------------------------------
and warrants to Parent as follows:

          3.1  Organization and Good Standing.
               ------------------------------

               (a) Part 3.1 of the Disclosure Letter contains a complete and accurate list for the Company of its name, its jurisdiction of incorporation, its principal place of business, other jurisdictions in which it is authorized to do business, and its capitalization (including a true, correct and complete list of the identity of each recordholder of Shares and Options, the number of Shares held by each (including the number of Common Shares issuable to each holder of Preferred Shares upon conversion of such Preferred Shares) and the number of Shares subject to Options held by each and the residence or principal place of business of each holder).

               (b) The Company is a corporation duly incorporated and validly existing, and in good standing under the CBCA, with all requisite corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under the Applicable Contracts. The Company is duly qualified to do business and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where a failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

               (c) The Company and Locus USA have delivered to Parent a copy of their respective Organizational Documents, as currently in effect.

               (d) Other than Locus USA, the Company has no Subsidiaries. Locus USA is a corporation duly incorporated and validly existing, and in good standing under the laws of the State of Nevada, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations (if any) under the Applicable Contracts. Locus USA is duly qualified to do business and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where a failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company owns all of the outstanding capital stock of Locus USA.

          3.2  Authority; No Conflict.
               ----------------------

               (a) This Agreement has been duly authorized and validly executed and delivered by the Company and constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (ii) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.


               (b) Except as set forth in Part 3.2 of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of the obligations of the Company, Locus USA and the Company Shareholders in connection with the Transactions will, directly or indirectly (with or without notice or lapse of time):

                    (i)  contravene, conflict with, or result in a violation of
(A) any provision of the Organizational Documents of the Company or Locus USA, or (B) any resolution adopted by the board of directors or the stockholders of the Company or Locus USA;

                    (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or Locus USA or any of the assets owned or used by the Company or Locus USA, may be subject;

               (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or Locus USA or that otherwise relates to the business of, or any of the assets owned or used by, the Company or Locus USA;

               (iv) other than as a result of a deemed year end for Canadian income tax purposes upon the completion of the Contemplated Transactions, cause the Company or Locus USA to become subject to, or to become liable for the payment of, any Tax;

               (v) cause any of the assets owned by the Company or Locus USA to be reassessed or revalued by any taxing authority or other Governmental Body;

               (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any of the Applicable Contracts; or

               (vii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company or Locus USA.

          Except as set forth in Part 3.2 of the Disclosure Letter, neither the Company nor Locus USA is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of its obligations in connection with the Contemplated Transactions.

          3.3  Capitalization.  The authorized equity securities of the Company
               --------------
consists of an unlimited number of Common Shares and Preferred Shares. As of the date hereof, 12,914,715 Common Shares are issued and outstanding and 1,443,038 Preferred Shares are issued and outstanding, which collectively constitute all of the outstanding Shares. Except as set forth in Part 3.3 of the Disclosure Letter, no legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of the Company. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable. Except as described in
Part 3.3 of the Disclosure Letter, there are no Options or other Contracts to which the Company is a party that relates to the issuance, sale, or transfer of any equity securities or other securities of the Company. None of the outstanding equity securities or other securities of the Company was issued in violation of the Securities Act, the OSA, the QSA, the CBCA or any other Legal Requirement. The Company does not own, or have any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

          3.4  Financial Statements. The Company has delivered to Parent: (a) a
               --------------------
consolidated balance sheet of the Company as at December 31, 1999 (including the notes thereto, the "Balance Sheet"), and the related consolidated statements of
                    -------------
operations and deficit for the fiscal year then ended, together with the report thereon of KPMG LLP, independent chartered accountants, and (b) an unaudited balance sheet of the Company as at September 30, 2000 (the "Interim Balance
                                                            ---------------
Sheet") and the related unaudited statements of operations and deficit for the
-----
nine months then ended, including in each case the notes thereto. Such financial statements and notes fairly present the financial condition and the results of operations, and cash flow of the Company as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the Balance Sheet); the financial statements referred to in this Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved. No financial statements of any Person other than the Company and Locus USA are required by GAAP to be included in the financial statements of the Company.

          3.5  Books and Records. The books of account and other records of the
               -----------------
Company and Locus USA, all of which have been made available to Parent, are complete and correct in all materials respects and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The share certificate books and Option Holder records, all of which have been made available to Parent, are complete and correct and contain accurate records of all Company Shareholders, Option holders, Share transfers and all transactions in the capital stock and Options of the Company. The minute books of the Company and Locus USA have been made available to Parent and contain accurate and complete records in all material respects of all meetings held of, and corporate action taken by, the shareholders, the Board of Directors, and committees of the Board of Directors of the Company and Locus USA, and no meeting of any such shareholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company.

          3.6  Title to Properties; Encumbrances.  Part 3.6 of the Disclosure
               ---------------------------------
Letter contains a complete and accurate list of all real property, leaseholds, or other real property interests owned by the Company. The Company owns all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own, located in the Facilities owned or operated by the Company or reflected as owned in the books and records of the Company, including all of the properties and assets reflected in the Balance Sheet and the Interim Balance Sheet (except for assets held under capitalized leases disclosed or not required to be disclosed in Part 3.6 of the Disclosure Letter and personal property sold since the date of the Balance Sheet and the Interim Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Company since the date of the Interim Balance Sheet (except for personal property acquired and sold since the date of the Interim Balance Sheet in the Ordinary Course of Business), which subsequently purchased or acquired properties and assets (other than inventory and short-term investments) are listed in Part 3.6 of the Disclosure Letter.

Except as set forth in Part 3.6 of the Disclosure Letter, all material properties and assets reflected in the Balance Sheet and the Interim Balance Sheet are free and clear of all Encumbrances except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Balance Sheet or the Interim Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (c) liens for current taxes not yet due, (d) mechanic's, materialmen's and similar liens, and (e) purchase money liens.

               3.7  Condition and Sufficiency of Assets. The building, plants,
                    -----------------------------------
structures, and equipment of the Company are sufficient for the continued conduct of the Company's businesses after the Closing in substantially the same manner as conducted prior to the Closing.

               3.8  Accounts Receivable.  All accounts receivable of the Company
                    -------------------
that are reflected on the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date (collectively, the "Accounts Receivable")
                                                       -------------------
represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date collectible net of the respective reserves shown on the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a materially greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Interim Balance Sheet represented of the Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). Subject to such reserves, each of the Accounts Receivable is or will be collectible without any set-off. There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Part 3.8 of the Disclosure Letter contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of such Accounts Receivable.

               3.9  No Undisclosed Liabilities. Except as set forth in Part 3.9
                    --------------------------
of the Disclosure Letter, the Company has no material liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet or the Interim Balance Sheet, current liabilities incurred in the Ordinary Course of Business since the date of the Interim Balance Sheet and, subject to Section 12.1, expenses incurred in connection with this Agreement and the Contemplated Transactions.

               3.10 Tax Returns and Audits.
                    ----------------------

                    (a) The Company and Locus USA have timely filed all federal, state, provincial, local and foreign returns, estimates, declarations, information statements and reports

("Returns") relating to Taxes required to be filed by Company and Locus USA with
  -------
any Tax authority, and such Returns are true and correct and have been completed in accordance with applicable law.

          (b) The Company and Locus USA (A) have paid or accrued all Taxes they are required to pay or accrue and (B) have withheld from each payment made to their past or present employees, officers, directors and independent contractors, creditors, shareholders or other third parties all Taxes and other deductions required to be withheld and have, within the time required by law, paid such withheld amounts to the proper governmental authorities.

          (c) Neither the Company nor Locus USA has been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company or Locus USA, nor has the Company or Locus USA executed any waiver of any statute of limitations on or extensions of the period for the assessment or collection of any Tax.

          (d) Except as set forth in Part 3.10(d) of the Disclosure Letter, no audit or other examination of any Return of the Company or Locus USA is currently in progress, nor has the Company or Locus USA been notified of any request for such an audit or other examination, nor is any taxing authority asserting, or to the Company's Knowledge, threatening to assert against the Company or Locus USA any claim for Taxes. There are no matters relating to Taxes under discussion between any taxing authority and the Company or Locus USA.

          (e) No adjustment relating to any Returns filed by the Company or Locus USA has been proposed in writing, formally or informally, by any Tax authority to the Company or Locus USA or any duly authorized or designated representative thereof.

          (f) Neither the Company nor Locus USA has any liability for any unpaid Taxes which has not been accrued for or reserved on the Interim Balance Sheet in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes that may have accrued since the date of the Interim Balance Sheet in connection with the operation of the business of the Company and Locus USA in the ordinary course.

          (g) There is no contract, agreement, plan or arrangement to which the Company or Locus USA is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any Employee or former Employee of the Company or Locus USA that, individually or collectively, would reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to IRC Sections 280G, 404 or 162(m). There is no contract, agreement, plan or arrangement to which the Company or Locus USA is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to IRC Section 4999.

          (h) The Company and Locus USA have provided to Parent copies of all federal, provincial and state income, provincial goods and services and all state sales and use Tax Returns for the Company and Locus USA that have been requested by Parent.

               (i) Neither the Company nor Locus USA has filed any consent agreement under IRC Section 341(f) or agreed to have IRC Section 341(f)(2) apply to any disposition of a subsection (f) asset (as defined in IRC Section 341(f)(4)) owned by the Company or Locus USA.

               (j) Neither the Company nor Locus USA (i) has ever been a member of an affiliated group filing a consolidated federal income Tax Return (other than a consolidated group the common parent of which is the Company), (ii) has ever been a party to any Tax sharing or Tax allocation agreement, arrangement or understanding and does not owe any amount under any such agreement, other than this Agreement, (iii) is liable for the Taxes of any other person under United States Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise, and (iv) has never been a party to any joint venture, partnership or other arrangement that could be treated as a partnership for income Tax purposes.

               (k) Neither the Company nor Locus USA has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under IRC Section 355 (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of IRC Section 355(e)) in conjunction with the Acquisition.

               (l) To the Company's Knowledge, no circumstances exist which would make the Company or Locus USA subject to the application of any of Sections 79 to 80.04 of the ITA in a manner that would result in a material liability to the Company. Neither the Company nor Locus USA has acquired property or services from or disposed of property or provided services to, a Person with whom it does not deal at arm's length (within the meaning of the ITA) for an amount that is other than the fair market value of such property or services, or has been deemed to have done so for purposes of the ITA.

               (m) The Company has not deducted any amounts in computing its income in a taxation year that may be included in a subsequent taxation year under Section 78 of the ITA.

               (n) There are (and as of immediately following the Closing there will be) no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("Liens") on any of the assets of the Company or Locus
                           -----
USA relating to or attributable to Taxes except for Liens for Taxes not yet due and payable.

         3.11  No Material Adverse Change.  Since the date of the Balance Sheet,
               --------------------------
there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Company and, to the Knowledge of the Company, no event has occurred or circumstance exists that is reasonably likely to result in such a material adverse change.

         3.12  Employee Matters and Benefit Plans. Part 3.12 of the Disclosure
               ----------------------------------
Letter contains a complete and accurate list of the following information for each Employee or consultant of the Company as of September 30, 2000, including: each Employee on leave of absence or layoff status: name; job title; aggregate annual remuneration (gross salary); vacation accrued; and service credited for purposes of vesting and eligibility to participate under a Company Employee Plan or any retirement, severance pay or employee benefit plan. For the purposes hereof "remuneration" includes bonuses but excludes non-monetary fringe benefits and additional costs to the Company in respect of remuneration.

               (a) There are no former Employees of the Company to which the Company has a continuing obligation under any pension or retirement plan.

               (b) To the Knowledge of the Company, no Employee or consultant of the Company is in violation of any term of any employment agreement, employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such person with the Company or any other party because of the nature of the business conducted or to be conducted by the Company. To the Knowledge of the Company, no Employee or consultant of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, non-competition, or proprietary rights agreement, between such Employee or consultant and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or is
  ----------------------------
reasonably likely to affect (i) the performance of his duties as an Employee or consultant of the Company, (ii) the ability of the Company to conduct its business, including any Proprietary Rights Agreement with any such Employee or consultant or (iii) the ability of such Employee or consultant to assign to the Company or to any other Person any rights to any invention, improvement or discovery. The Company is currently not party to, and since its inception has never been party to, any collective bargaining agreements or other labor Contracts covering any of its Employees. Since the Company's inception there has not been, there is not presently pending or existing, and, to the Company's Knowledge, there is not Threatened, any strike, slowdown, picketing, work stoppage, or employee grievance process. The Company has complied in all respects with all Legal Requirements required to be complied with by the Company relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes and occupational safety and health. The Company is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements. To the Knowledge of the Company, there is no Key Employee who has any plans to terminate his or her employment with the Company.

               (c) Each Company Employee Plan has been established, maintained and administered in compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such Company Employee Plan. Furthermore, no Company Employee Plan has unfunded liabilities, that as of the Closing, will not be offset by insurance or fully accrued. Except as required by law, no condition, other than approval of such action by the Company's Board of Directors, exists that would prevent the Company from terminating or amending any Company Employee Plan.

         3.13  Compliance with Legal Requirements; Governmental Authorizations.
               ---------------------------------------------------------------

               (a)  Except as set forth in Part 3.13 of the Disclosure Letter:

                    (i) the Company is, and at all times since its inception has been, in full compliance with each material Legal Requirement, including the Province of Quebec's language laws and privacy laws, that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

                    (ii) to the Knowledge of the Company, no event has occurred or circumstance exists that (with or without notice or lapse of time) is reasonably likely to (A) constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement, or (B) give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                    (iii) to the Knowledge of the Company, the Company has not received, at any time since January 1, 1997, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

               (b) Part 3.13 of the Disclosure Letter contains a complete and accurate list of each Governmental Authorization that is held by the Company or that otherwise relates to the business of, or to any of the assets owned or used by, the Company. Each Governmental Authorization listed or required to be listed in Part 3.13 of the Disclosure Letter is valid and in full force and effect. Except as set forth in Part 3.13 of the Disclosure Letter:

                    (i) the Company is, and at all times has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 3.13 of the Disclosure Letter;

                    (ii) to the Knowledge of the Company, no event has occurred or circumstance exists that is reasonably likely to (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Part 3.13 of the Disclosure Letter, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Part 3.13 of the Disclosure Letter;

                    (iii) to the Knowledge of the Company, the Company has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure by the Company to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization held by the Company; and

               (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Part 3.13 of the Disclosure Letter have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made by the Company on a timely basis with the appropriate Governmental Bodies.

          (c) The Governmental Authorizations listed in Part 3.13 of the Disclosure Letter collectively constitute all of the Governmental Authorizations necessary to permit the Company to lawfully conduct and operate its businesses in the manner it currently conducts and operates such businesses and to permit the Company to own and use its assets in the manner in which it currently owns and uses such assets.

    3.14  Legal Proceedings; Orders.
          -------------------------

          (a) Except as set forth in Part 3.14(a) of the Disclosure Letter, there is no pending Proceeding that:

               (i)    has been commenced by or against the Company or Locus USA;

               (ii) otherwise relates to the business of, or any of the assets owned or used by, the Company or Locus USA; or

               (iii) challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions;

          (b) Except as set forth in Part 3.14(a) of the Disclosure Letter, to the Knowledge of the Company, (1) no Proceeding described in clause (a) above has been Threatened by or against the Company or Locus USA, and (2) no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding by or against the Company, Locus USA or any Company Shareholder. The Company has delivered to Parent copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Part 3.14 of the Disclosure Letter.

          (c) There is no Order to which the Company, Locus USA, or any of the assets owned or used by the Company, is subject; and

          (d) To the Knowledge of the Company, no Employee is subject to any Order that prohibits such Employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Company.

    3.15  Absence of Certain Changes and Events.  Except as set forth in Part
          -------------------------------------
3.15 of the Disclosure Letter, since the date of the Interim Balance Sheet, the Company has conducted its businesses only in the Ordinary Course of Business and there has not been any:

               (a) change in the Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

               (b)  amendment to the Organizational Documents of the Company;

               (c) payment or increase by the Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) Employee or entry into any employment, severance, or similar Contract by the Company with any Employee;

               (d) adoption of, or increase in the payments to or benefits under, any Company Employee Plan for or with any Employees;

               (e) damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Company;

               (f) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to the Company of at least $20,000;

               (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

               (h) cancellation or waiver of any claims or rights with a value to the Company in excess of $10,000;

               (i) material change in the accounting methods used by the Company; or

               (j) agreement, whether oral or written, by the Company to do any of the foregoing.

         3.16  Contracts; No Defaults.
               ----------------------

               (a) Part 3.16(a) of the Disclosure Letter contains a complete and accurate list, and the Company has delivered to Parent true and complete copies, of:

                    (i) each Applicable Contract that involves performance of services or delivery of goods or materials by the Company of an amount or value in excess of $20,000 per annum;

                    (ii) each Applicable Contract that involves performance of services or delivery of goods or materials to the Company of an amount or value in excess of $20,000 per annum;

                    (iii) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of the Company in excess of $10,000 per annum;

                    (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $20,000 per annum and with terms of less than one year);

                    (v) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former Employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

                    (vi) each collective bargaining agreement and other Applicable Contract to or with any labor union or other Employee representative of a group of Employees;

                    (vii) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;

                    (viii) each Applicable Contract containing covenants that in any way purport to restrict the business activity of the Company or limit the freedom of the Company to engage in any line of business or to compete with any Person;

                    (ix) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

                    (x) each power of attorney executed by the Company that is currently effective and outstanding;

                    (xi) each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by the Company to be responsible for consequential damages;

                    (xii) each Applicable Contract for capital expenditures in excess of $10,000 per annum;

                    (xiii) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Company other than in the Ordinary Course of Business; and

                    (xiv) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

               (b) Except as set forth in Part 3.16(b) of the Disclosure Letter, each Applicable Contract identified or required to be identified in Part 3.16(a) of the Disclosure Letter is in full force and effect and is valid and enforceable against the Company in accordance with its terms.

               (c)  Except as set forth in Part 3.16(c) of the Disclosure
Letter:

                    (i) the Company is in compliance with all applicable terms and requirements of each Applicable Contract under which the Company has any obligation or liability or by which the Company or any of the assets owned or used by the Company is bound;

                    (ii) to the Knowledge of the Company, each other Person that has or had any obligation or liability under any Applicable Contract under which the Company has any rights is in compliance with all applicable terms and requirements of such Applicable Contract;

                    (iii) to the Knowledge of the Company, no event has occurred or circumstance exists that (with or without notice or lapse of time) is reasonably likely to contravene, conflict with, or result in a violation or breach of, or give the Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

                    (iv) the Company has not been given or received from any other Person, any written notice or other written communication regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Applicable Contract.

               (d) There are no renegotiations of, or to the Knowledge of the Company, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under current or completed Applicable Contracts with any Person and no such Person has made written demand to the Company for such renegotiation.

         3.17  Insurance.
               ---------

                    (a)  The Company has delivered to Parent:

                         (i)   true and complete copies of all policies of
insurance to which the Company is a party or under which the Company, or any director of the Company, is or has been covered at any time within the two years preceding the date of this Agreement; and

                         (ii)  true and complete copies of all pending
applications for policies of insurance.

                    (b)  Part 3.17(b) of the Disclosure Letter describes:

                         (i)   any self-insurance arrangement by the Company,
including any reserves established thereunder; and

                         (ii)  all obligations of the Company to third parties
with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

                    (c) Part 3.17(c) of the Disclosure Letter sets forth, by year, for the current policy year and the preceding policy year:

                         (i)   a summary of the material loss experience under
each policy; and

                         (ii)  a statement describing each claim under an
insurance policy for an amount in excess of $10,000, which sets forth:

                              (1)  the name of the claimant;

                              (2)  a description of the policy by insurer, type
of insurance, and period of coverage;

                              (3)  the amount and a brief description of the
claim; and

                              (4)  a statement describing the loss experience
for all claims that were self-insured, including the number and aggregate cost of such claims.

                    (d) Except as set forth on Part 3.17(d) of the Disclosure Letter:

                         (i)  all policies to which the Company is a party or
that provide coverage to the Company, or any director or officer of the Company:

                              (1)  to the Knowledge of the Company are valid,
outstanding, and enforceable;

                               (2)  are sufficient for compliance with all Legal
Requirements and Contracts to which the Company is a party or by which any of them is bound;

                               (3)  will continue in full force and effect
following the consummation of the Contemplated Transactions; and

                               (4)  do not provide for any retrospective premium
adjustment or other experienced-based liability on the part of the Company.

                         (ii)  The Company has not received (A) any refusal of
coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                         (iii) The Company has paid all premiums due, and has
otherwise performed all of its respective obligations, under each policy to which the Company is a party or that provides coverage to the Company or any director thereof.

                         (iv)  The Company has given notice to the insurer of
all claims that may be insured thereby.

               3.18  Environmental and Product Matters. Except as set forth in
                     ---------------------------------
Part 3.18 of the Disclosure Letter:

                     (a) there are no claims, actions, suits, permit revocations, requests for information, prosecutions, investigations, orders or other proceedings asserted by third parties or governmental agencies involving the Company relating to the protection of the environment or human health, safety and welfare or reproductive capacity ("Environmental Claim"). The Company
                                              -------------------
has not received any notice of any pending Environmental Claim against the Company. There are no facts or circumstances that would give rise to an Environmental Claim, nor to the Knowledge of the Company, is there any intent to commence any Environmental Claims;

                    (b) the Company has not transported, used, stored, manufactured, released, disposed of or exposed employees who have worked at the Company to any materials which are regulated by any governmental authority in violation of any statutes, regulations, rules, ordinances, by-laws, policies and guidelines ("Environmental Laws").
             ------------------

                    (c) all of the operations of the Company and any real property used in connection with the operations of the Company comply in all respects with applicable Environmental Laws and neither the Company nor anyone acting on behalf of the Company has engaged in or permitted any operations or activities upon any real property for the purpose of or involving the treatment, storage, use, generation, release, discharge, emission or disposal of materials regulated under Environmental Laws except in compliance with applicable Environmental Laws; and

                     (d) there are and have been no citations or decisions by any governmental or regulatory body that any product (including any software) manufactured, marketed or distributed at any time by the Company ("Product") is
                                                                   -------
defective or fails to meet any standards promulgated by any such governmental or regulatory body. No Proceeding is pending or, to the Knowledge of the Company, Threatened against the Company which may result in such citation or decision. There are no existing or, to the Knowledge of the Company, Threatened claims against the Company for services or merchandise which are defective or fail to meet any service or Product warranties or any defects or problems which, if discovered by a third party, would support such a claim. No claim has been asserted against the Company for renegotiation or price redetermination of any business transaction, and other than concessions in the Ordinary Course of Business, there are no facts upon which any such claim could be based. There is no fact relating to any Product that may impose upon the Company a duty to warn customers of a defect in any Product, or latent or overt defect in any Product which has been or is being distributed by the Company, which is likely to result in claims for breach of warranty with respect to such Products in excess of the warranty reserve reflected in the Balance Sheet or Interim Balance Sheet. For purposes of the foregoing, with respect to a software product, a "defect" shall include, without limitation, any characteristic of the Product which may, when the Product is used with the computer and operating system with which the Product is used, result in material undesired errors in processing or output, cessation of system function, or loss of or damage to data, whether during the operation of the Product or during the operation of another program as a result of effects caused by the Product.

               3.19  Intellectual Property.
                     ---------------------

                     (a)  Intellectual Property Assets-- The term "Intellectual
                                                                   ------------
Property Assets" means:
---------------

                          (i)   the Company's name, all fictional business
names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");
                             -----

                          (ii)  all patents, patent applications, and inventions
and discoveries that may be patentable (collectively, "Patents");
                                                       -------

                          (iii) all copyrights in both published works and
unpublished works (collectively, "Copyrights"); and
                                  ----------

                          (iv)  all know-how, trade secrets, confidential
information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets");
                                                             -------------
owned, used, or licensed by the Company as licensee or licensor.

                     (b)  Agreements-- Part 3.19(b) of the Disclosure Letter
                          ----------
contains a complete and accurate list and summary description of all Applicable Contracts relating to the Intellectual Property Assets to which the Company is a party or by which the Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $5,000 each under which the Company is the licensee. There are no outstanding and, to the Company's Knowledge, no Threatened disputes or disagreements with respect to any such agreement.

               (c)  Know-How Necessary for the Business.
                    -----------------------------------

                    (i) The Intellectual Property Assets are all those necessary for the operation of the Company's business as it is currently conducted. The Company is the owner of all right, title, and interest in and to or, as described in Part 3.19(c) of the Disclosure Letter, a licensee of, each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets, except as described in Part 3.19(c) of the Disclosure Letter.

                    (ii) Except as set forth in Part 3.19(c) of the Disclosure Letter, all former and current Employees have executed written Contracts with the Company that assign to the Company all rights to any inventions, improvements, discoveries, or information relating to the business of the Company. To the Knowledge of the Company, no Employee has entered into any Contract (other than with the Company) that restricts or limits in any way the scope or type of work in which the Employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than the Company.

                    (iii) The rights in the technology developed under that certain Letter of Intent dated June 2, 2000, between the Company and Latitude Communications are held jointly by the Company and Latitude Communications.

               (d)  Patents.
                    -------

                    (i) Part 3.19(d) of the Disclosure Letter contains a complete and accurate list and summary description of all Patents for which the Company has received letters of patent or filed patent applications. The Company is the owner of all right, title, and interest in and to each of such Patents free and clear of all liens, security interests, charges, encumbrances, entities, and other adverse claims.

                    (ii) All of the Patents issued to the Company are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Effective Time.

                    (iii) No such Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. To the Company's Knowledge, there is no potentially interfering patent or patent application of any third party.

                    (iv) No such Patent is infringed or, to the Company's Knowledge, has been challenged or threatened in any way. None of the Products manufactured and sold, nor any process or know-how used, by the Company infringes or is alleged to infringe any patent or other proprietary right of any other Person.

                    (v) All products made, used, or sold under such Patents have been marked with the proper patent notice.

               (e)  Trademarks.
                    ----------

                    (i) Part 3.19(e) of Disclosure Letter contains a complete and accurate list and summary description of all Marks and all domain names registered by the Company. The Company is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims other than as set out in Part 3.19(e) of the Disclosure Letter.

                    (ii) All Marks that have been registered with the relevant Canadian or United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

                    (iii) Other than as disclosed in Part 3.19(e) of the Disclosure Letter, no Mark or domain name registered by the Company has been or is now involved in any opposition, invalidation, or cancellation and, to the Company's Knowledge, no such action is Threatened with the respect to any of the Marks.

                    (iv) To the Knowledge of the Company, there is no potentially interfering trademark or trademark application of any third party.

                    (v) No Mark is infringed or, to the Knowledge of the Company, has been challenged or Threatened in any way. To the Knowledge of the Company, none of the Marks used by the Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

                    (vi) All products and materials containing a Mark bear the proper federal registration notice where permitted by law.

               (f)  Copyrights.
                    ----------

                    (i) The Company is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

               (ii)   No Copyrights have been registered with any Governmental
Body.

               (iii) To the Knowledge of the Company, no Copyright is infringed or has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

          (g)  Trade Secrets.
               -------------

               (i) Except as set forth in Part 3.19(g) of the Disclosure Letter, with respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use.

               (ii) The Company has taken all reasonable precautions to protect the secrecy, confidentiality, and value of their Trade Secrets.

               (iii) The Company has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to the Company's Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other than one or more of the Company) or to the detriment of the Company. No Trade Secret is subject to any adverse claim or has been challenged or Threatened in any way.

          (h)  Identifying Software. Part 3.19(h) of the Disclosure Letter
               --------------------
contains a complete list of all software (the "Software") subdivided into
                                               --------
categories as follows:

               (i)    developed and owned by the Company;

               (ii)   otherwise owned by the Company;

               (iii)  customized software licensed for use by the Company; and

               (iv)   off-the-shelf software licensed for use by the Company;

along with, in the case of categories (i) and (ii), details as to the individuals who developed the Software and their employment status. The Software in the case of category (i) above has been developed entirely by Employees within the scope of their employment. Except as set forth on Part 3.19(h) of the Disclosure Letter, no contractors or independent consultants were engaged by the Company to develop or maintain their Software.

          (i)  Quality of Products Related to Intellectual Property.
               ----------------------------------------------------

               (i) The source code version of the Software of the Company and its documentation is sufficient to allow the Acquisition Sub, with the assistance of competent software maintenance professionals, possessing high speech recognition software programming skills and experience, to further develop, maintain and operate the Software without further recourse to Employees; and

               (ii) The Software does not contain any clock, timer, counter or other such similar limiting or disabling code, design or routine that would cause the Software to be erased, made inoperable or otherwise rendered incapable of performing in accordance with its applicable specifications or would prevent or prohibit or otherwise materially diminish the use of thereof by the Acquisition Sub for the purpose of providing maintenance and support or otherwise limit or restrict the Acquisition Sub's ability to use or copy the Software after a specific or random number of uses or copies, or after the lapse or occurrence of any similar triggering prompt or due to the use of a central processing unit.

          (j)  Independent Contractors. Except as set forth in Part 3.19(j) of
               -----------------------
the Disclosure Letter, all independent contractors engaged by the Company to develop or maintain the Intellectual Property Assets (including, without limitation, the Software) have assigned in writing all of their intellectual property rights and waived their moral rights in the works they have produced for the Company. The Company has not received notice that any independent contractor who has not waived his or her moral rights intends to assert such moral rights.

          (k)  Le Centre de Recherche Informatique de Montreal ("CRIM").
               -------------------------------------------------------

               (i) The Company has received confirmation from CRIM that contract No. 369753 dated March 24, 1992 between Industry Canada and CRIM has been terminated, and therefore represents and warrants that the restrictive covenants described in Annex A.1 to the agreement entitled "Convention de cession de technologie et d'octroi de licence" dated February 22, 1996 between the Company and CRIM (the "CRIM Agreement") are therefore no longer in effect;
                           --------------
and

               (ii) as of the Closing Date, the Intellectual Property Assets will not incorporate source code or trade secrets from the CST project as defined in Section 2.b and Appendix B of the CRIM Agreement (the "CST
                                                                  ---
Technology").
----------

               (iii) During the term of the CRIM Agreement, the Company has not elected not to apply for appropriate patent protection for inventions resulting from the CMP project as defined in Section 1 of Appendix A.1 of the CRIM Agreement.

    3.20  Certain Payments.  Since its inception, neither the Company nor any
          ----------------
Employee or any other Person associated with or acting for or on behalf of the Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services
(i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any affiliate of the Company, or (iv) in violation of any applicable Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

          3.21  Disclosure. No representation or warranty of the Company in this
                ----------
Agreement as qualified in the Disclosure Letter omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. No notice given pursuant to Section 6.5 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

          3.22  Relationships with Related Persons. Except as set forth in Part
                ----------------------------------
3.22 of the Disclosure Letter, to the Knowledge of the Company, no Related Person of the Company has, or has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Company's businesses. To the Knowledge of the Company, no Related Person of the Company is, or has owned (of record or as a beneficial owner) a greater than 1% equity or other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with the Company, or (ii) engaged in competition with the Company with respect to any line of the products or services of the Company (a "Competing Business") in any market presently served by the Company. Except as set forth in Part 3.22 of the Disclosure Letter, no Related Person of the Company is a party to any Contract with, or has any claim or right against, the Company.

          3.23  Brokers or Finders. The Company has incurred no obligation or
                ------------------
liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement or the Contemplated Transactions.

          3.24  Customers. Part 3.24 of the Disclosure Letter lists all the
                ---------
customers, distributors and agents as of the date of this Agreement, of the products manufactured and services performed by or for the Company the value of which products or services provided by such party total more than $20,000 per annum.

          3.25  Authenticity and Entirety of Documents. True and complete copies
                --------------------------------------
of all documents referred to in the Disclosure Letter have been furnished to Parent by the Company.

          3.26  Sales and Assets in the United States.
                -------------------------------------

                (a) For the Company's fiscal year ended December 31, 1999, the Company made aggregate sales in or into the United States of less than $25 million; and

                (b) As of the date of the Balance Sheet, the Company had assets in the United States having an aggregate book value of less than $15 million.

      4.  Representations and Warranties of the Company Shareholders. The
          ----------------------------------------------------------
Company Shareholders on a several basis as it applies to each such Company Shareholder represents and warrants to Parent as follows:

          4.1  Organization and Share Holdings.
               -------------------------------

               (a) Each Company Shareholder is the sole record and beneficial owner of the number and class of shares of Company Capital Stock set forth next to his, her or its name on Part 3.1 of the Disclosure Letter, and such Shares are not and will not at any time prior to or at the Closing be subject to any lien or to any rights of first refusal of any kind. Each Company Shareholder has good and valid title to, and has the sole right to transfer such Shares. The Shares listed on Part 3.1 of the Disclosure Letter constitute all of the Shares owned, beneficially or of record, by the Company Shareholder. There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which a Company Shareholder is a party or by which he, she or it is bound obligating such Company Shareholder to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold repurchased or redeemed, any Shares or obligating such Company Shareholder to grant or enter into any such option, warrant, call, right, commitment or agreement and there will be no such agreements at any time prior to or at the Closing.

               (b) For each Company Shareholder that is an entity, such Company Shareholder is duly incorporated or formed and validly existing under the laws of its jurisdiction of incorporation or formation.

          4.2  Authority; No Conflict.
               ----------------------

               (a) This Agreement has been duly authorized and validly executed and delivered by each of the Company Shareholders, and constitutes the legal, valid, and binding obligation of each of the Company Shareholders, enforceable against each of the Company Shareholders in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal, state, provincial or territorial securities laws. Each of the Company Shareholders has all necessary power, authority, and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement.

               (b) Except as set forth in Part 4.2 of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of the obligations of the Company, Locus USA and the Company Shareholders in connection with the Transactions will, directly or indirectly (with or without notice or lapse of time):

                    (i)   contravene, conflict with, or result in a violation of
(A) any provision of the Organizational Documents of any Company Shareholder, or
(B) any resolution adopted by the board of directors or the stockholders of any Company Shareholder;

                    (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any Company Shareholder or any of the assets owned or used by any Company Shareholder, may be subject; or

               (iii) give rise to the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by any Company Shareholder.

          Except as set forth in Part 4.2 of the Disclosure Letter, no Company Shareholder is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of its obligations in connection with the Contemplated Transactions.

          4.3  Legal Proceedings; Orders.
               -------------------------

               (a) Except as set forth in Part 4.3 of the Disclosure Letter, there is no pending Proceeding that has been commenced by or against any Company Shareholder that (i) relates to the business of, or any of the assets owned or used by, the Company, or (ii) challenges, or that may reasonably have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions;

               (b) To the Knowledge of the Company Shareholders, (i) no such Proceeding has been Threatened by or against the Company or any Company Shareholder and (ii) no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding by or against the Company or any Company Shareholder; and

               (c) No Company Shareholder has any claim against the Company whether contingent or unconditional, fixed or variable under any contract or on any other legal basis whatsoever except for unpaid salaries, fees, bonuses and expenses incurred in the normal course of business.

          4.4  Tax and Legal Matters. Each Company Shareholder has had an
               ---------------------
opportunity to review with its own tax and legal advisors the tax and legal consequences to such Company Shareholder of the Acquisition and the Contemplated Transactions. Each Company Shareholder understands that he, she or it must rely solely on his, her or its advisors and not on any statements or representations by the Parent Group or any of its agents. Each Company Shareholder further understands that he, she or it (and not any member of the Parent Group) shall be responsible for his, her or its own tax liability that may arise as a result of the Acquisition or the Contemplated Transactions.

          4.5  Acknowledgment of Restrictions. Each Company Shareholder
               ------------------------------
understands that the Parent Common Shares and Exchangeable Shares to be issued pursuant to the Share Exchange have not been registered under the Securities Act on the basis that the issuance of such securities is exempt from registration under the Securities Act pursuant to Regulation D or Regulation S, and that the Parent Group's reliance on such U.S. exemption is based on each Company Shareholder's representations set forth in this Agreement. Each Company Shareholder further understands that the issuance of Parent Common Shares to it will not be qualified by prospectus under Canadian provincial securities legislation.

          4.6  Residence of Company Shareholders. Each of the Company
               ---------------------------------
Shareholders other than Cantwell Holdings, Ltd. represents and warrants that such Company Shareholder is not a non-resident of Canada for the purposes of section 116 of the ITA.

          4.7  Non-U.S. Person. Each Company Shareholder that is listed on Part
               ----------------
3.1 of the Disclosure Letter as having a legal residence outside the United States is not a "U.S. Person" as that term is defined in Regulation S promulgated under the Securities Act ("Regulation S") and is not acquiring the Exchangeable Shares or the Parent Common Shares issued pursuant to the Share Exchange for the account or benefit of a U.S. Person. Under Regulation S, with certain exceptions, "U.S. Person" means: (i) any natural person resident in the U.S.; (ii) any partnership or corporation organized or incorporated under the laws of the U.S.; (iii) any estate of which any executor or administrator is a U.S. Person; (iv) any trust of which any trustee is a U.S. Person; (v) any agency or branch of a foreign entity located in the U.S.; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the U.S.; and (viii) any partnership or corporation if:
(A) organized or incorporated under the laws of any foreign jurisdiction; and
(B) formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated and owned by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

          4.8  Accredited Investor Status. Each Company Shareholder that is
               --------------------------
listed on Part 3.1 of the Disclosure Letter as having a legal residence in the Unites States is an "accredited investor" as defined in Rule 501(a) of the Securities Act.

     5.   Representations and Warranties of Parent. Except as set forth in
          ----------------------------------------
Parent's disclosure letter, Parent represents and warrants to the Company Shareholders and the Company as follows:

          5.1  Organization and Good Standing. Parent is a corporation duly
               ------------------------------
organized, validly existing, and in good standing under the laws of the State of Delaware. Acquisition Sub is an unlimited liability company duly organized, validly existing and in good standing under the laws of the Province of Nova Scotia. Exchangeco is a corporation duly organized, validly existing and in good standing under the CBCA. Each member of the Parent Group has full corporate power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use. Each member of the Parent Group is duly qualified to conduct business and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

          5.2  Authority; No Conflict. This Agreement constitutes the legal,
               ----------------------
valid, and binding obligation of each member of the Parent Group, enforceable against each of them in accordance with its terms. Upon the execution and delivery by the Parent Group of the Escrow Agreement, the Registration Rights Agreement, the Voting and Exchange Trust Agreement, and the Support Agreement, each of such agreements executed by such member of the Parent Group will constitute the legal, valid, and binding obligations of such member of the Parent Group, enforceable against such member of the Parent Group in accordance with its respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws. Each member of the Parent Group has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement, the Escrow Agreement, the Registration Rights Agreement, the Voting and Exchange Trust Agreement and the Support Agreement and to perform its obligations under this Agreement, the Escrow Agreement, the Registration Rights Agreement, the Voting and Exchange Trust Agreement and the Support Agreement.


               (a) Neither the execution and delivery of this Agreement, the Voting and Exchange Trust Agreement, the Escrow Agreement, the Registration Rights Agreement, or the Support Agreement by Parent nor the consummation or performance of any of the Transactions by the Parent Group will directly or indirectly (with or without notice or lapse of time):

                    (i)   contravene, conflict with, or result in a violation of
(A) any provision of the Organizational Documents of any member of the Parent Group, or (B) any resolution adopted by the board of directors or the stockholders of any member of the Parent Group;

                    (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any member of the Parent Group or any of the assets owned or used by any member of the Parent Group may be subject;

                    (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any member of the Parent Group or that otherwise relates to the business of, or any of the assets owned or used by, any member of the Parent Group; or

               (iv) any Contract to which any member of the Parent Group is a party or by which any member of the Parent Group may be bound.

               (b) Except for the approval of Parent's board of directors, Parent will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement, the Escrow Agreement, the Registration Rights Agreement, the Voting and Exchange Trust Agreement and the Support Agreement or the consummation or performance of any of the Transactions.

          5.3  Capitalization.  The authorized capital stock of Parent consists
               --------------
of 900,000,000 Parent Common Shares and 15,000,000 shares of Preferred Stock, $0.0001 par value per share

("Parent Preferred Stock"). At the close of business on August 31, 2000, one share of Parent Preferred Stock and 234,502,005 Parent Common Shares were outstanding. No Parent Common Shares were held by Parent in its treasury. All outstanding Parent Common Shares are validly issued, fully paid, non-assessable and free of preemptive rights. The Parent Common Shares and the Exchangeable Shares, when issued and delivered in accordance with the terms of this Agreement and the Support Agreement (in the case of the Parent Common Shares issuable in respect of the Exchangeable Shares), and the Parent Common Shares issuable upon exercise or conversion of the Replacement Options, will have been duly authorized and validly issued, fully paid and non-assessable. The issuance of the Exchangeable Shares, the Acquisition Shares, the Replacement Options and the Parent Common Shares issuable upon exercise or conversion of the Replacement Options, when issued and delivered in accordance with this Agreement, will have been duly authorized and validly issued, fully-paid and non-assessable, and will be exempt from the prospectus and registration requirements of the QSA and the OSA, as applicable. The issuance of the Acquisition Shares issued upon the exchange of the Exchangeable Shares from time to time and the Parent Common Shares issued from time to time upon exercise of the Replacement Options will be exempt from the prospectus and registration requirements of the QSA and the OSA, as applicable, in each case without qualification with or approval of or the obtaining of any further order, ruling or consent from any Governmental Body or regulatory authority under Canadian federal or provincial laws. Except as disclosed above or in the Parent Commission Documents or as otherwise contemplated by this Agreement, as of August 31, 2000, there were no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating Parent or any Subsidiary thereof to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Parent, or obligating or any Subsidiary of Parent to grant, extend or enter into any such agreement or commitment.

               5.4  Certain Proceedings. There is no pending Proceeding that has
                    -------------------
been commenced against any member of the Parent Group or that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Parent's Knowledge, no such Proceeding has been Threatened.

               5.5  Commission Documents. Parent has filed with the Commission,
                    --------------------
and made available to the Company in the form so filed, each form, statement, annual, quarterly and other report, registration statement (including exhibits and amendments) and definitive proxy statement filed by Parent with the Commission since December 31, 1999 (the "Parent Commission Documents"), which are all the documents (other than preliminary material) that Parent was required to file with the Commission since such date. As of their respective filing dates, the Parent Commission Documents complied in all material respects with the requirements of the U.S. Securities Exchange Act of 1934, as amended, and the Securities Act, and the rules and regulations thereunder, and none of the Parent Commission Documents, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. The financial statements contained in the Parent Commission Documents:

(i) complied in all material respects with the published rules and regulations of the Commission applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-Q of the Commission, and except that unaudited financial statements lack footnotes and are subject to normal year-end audit adjustments); and (iii) fairly presented the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations, stockholders' equity and cash flows of the Parent and its subsidiaries for the periods covered thereby (subject, in the case of unaudited financial statements, to the absence of footnotes and to normal year-end audit adjustments).

               5.6  Brokers or Finders. No member of the Parent Group or their
                    ------------------
officers and agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

               5.7  Prospectus Exemptions. No member of the Parent Group is a
                    ---------------------
reporting issuer under the QSA or the OSA. At the Effective Time, after giving effect to the issuance of the Acquisition Shares and the Parent Common Shares issuable upon conversion or exercise of the Replacement Options, the Persons or companies whose last address as shown on the books of the Parent was in Quebec and who held Parent Common Shares (i) did not hold more than 10% of Parent's Common Shares; and (ii) do not represent a number more than 10% of the total number of holders of Parent Common Shares.

               5.8  No Material Adverse Change. Since June 30, 2000, there has
                    --------------------------
not been any material adverse change in the business, operations, properties, prospects, assets or condition of the Parent, and to the Knowledge of Parent, no event has occurred or circumstance exists that is reasonably likely to result in such a material adverse change.

          6.   Covenants of the Company and the Company Shareholders.
               -----------------------------------------------------

               6.1  Access and Investigation. Between the date of this Agreement
                    ------------------------
and the Closing Date, the Company will (a) afford Parent and its Representatives full and free access to the Company's personnel, properties, contracts, books and records, and other documents and data, (b) furnish Parent and its Representatives with copies of all such contracts, books and records, and other existing documents and data as Parent may reasonably request, and (c) furnish Parent and its Representatives with such additional financial, operating, and other data and information as Parent may reasonably request.

               6.2  Operation of the Businesses of the Company. Except as set
                    ------------------------------------------
forth in Part 6.2 of the Disclosure Letter (which Part may not be updated or amended after the date of this Agreement) between the date of this Agreement and the Closing Date, the Company will:

                    (a) conduct the business of the Company only in the Ordinary Course of Business;

               (b) refrain from hiring any new Company Employees or retaining any new outside consultants without the prior approval of Parent;

               (c) use its Best Efforts to preserve intact the current business organization of the Company, keep available the services of the current Employees and agents of the Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, Employees, agents, and others having business relationships with the Company;

               (d) use its Best Efforts to remove any CST Technology from the Company's Intellectual Property Assets without a degradation in the performance of the Company's Products.

               (e) confer with Parent concerning operational matters of a material nature; and

               (f) otherwise report periodically to Parent, as reasonably requested by Parent, concerning the status of the business, operations, and finances of the Company.

          6.3  Negative Covenant. Except as otherwise expressly permitted by
               -----------------
this Agreement, between the date of this Agreement and the Closing Date, the Company will not, without the prior written consent of Parent, take any affirmative action, or fail to take any reasonable action within its control, as a result of which any of the changes or events listed in Section 3.15 is likely to occur.

          6.4  Required Approvals and Exemptions. As promptly as practicable
               ---------------------------------
after the date of this Agreement, the Company will make all filings required by Legal Requirements by the Company to be made by them in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, the Company will (a) cooperate with Parent with respect to all filings that Parent elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, (b) cooperate with Parent in obtaining the Consents (if any) identified in Section 5.2 and (c) provide all information necessary for the filing of the Exchange Registration Statement.

          6.5  Notification. Between the date of this Agreement and the Closing
               ------------
Date, the Company will promptly notify Parent in writing if the Company becomes aware of any fact or condition that causes or constitutes a Breach of any of the Company's representations and warranties as of the date of this Agreement, or if the Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Letter if the Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, the Company will promptly deliver to Parent a supplement to the Disclosure Letter specifying such change; provided, however, that any such supplement shall not amend the Disclosure Letter or be deemed to have cured such Breach. During the same period, the Company will promptly notify

Parent of the occurrence of any Breach of any covenant of the Company in this
Section 6 or of the occurrence of any event that may make the satisfaction of the conditions in Section 8 impossible or unlikely.

          6.6  Payment of Indebtedness by Related Persons. Except as expressly
               ------------------------------------------
provided in this Agreement, the Company will cause all indebtedness owed to the Company by any Principal Seller or any Related Person of any Principal Seller to be paid in full prior to Closing.

          6.7  Covenants Regarding Non-Solicitation.
               ------------------------------------

               (a) The Company shall not, directly or indirectly, through any officer, director, Employee, representative or agent of the Company, (i) solicit, initiate or knowingly encourage (including by way of furnishing information or entering into any form of agreement, arrangement or understanding) the initiation of any inquiries or proposals regarding a merger, arrangement, consolidation, sale of assets, reorganization or recapitalization with any party other than Parent and its affiliates (an "Acquisition Proposal"),
                                                         --------------------
(ii) participate in any discussions or negotiations regarding any Acquisition Proposal, (iii) withdraw or modify in a manner adverse to Parent the approval of the Board of Directors of the Company of the Contemplated Transactions (iv) approve or recommend any Acquisition Proposal or (v) cause the Company to enter into any agreement related to any Acquisition Proposal.

               (b) the Company shall use its Best Efforts to ensure that the Employees and any financial advisors or other advisors or representatives retained by it are aware of the provisions of this Section 6.7, and it shall be responsible for any Breach of this Section 6.7 by its financial advisors or other advisors or representatives.

          6.8  Best Efforts. Between the date of this Agreement and the Closing
               ------------
Date, the Company will use its Best Efforts to cause the conditions in Sections 8 and 9 to be satisfied as soon as reasonably practicable.

          6.9  Moral Rights. The Company shall use its Best Efforts to cause
               ------------
those Employees, independent contractors and agents who have developed Software programs and who are currently employed or contracted by the Company to sign an agreement waiving their moral rights in such Software programs, which waiver shall be in a form reasonably acceptable to Parent.

          6.10 Shareholder Conduct.
               -------------------

               (a)  Transfer and Encumbrance. Each Company Shareholder agrees
                    ------------------------
not to transfer, sell, exchange, pledge or otherwise dispose of or encumber the Shares owned by such Company Shareholder, or any New Shares (as defined below) acquired by such Company Shareholder, or to discuss, negotiate, or make any offer or agreement relating thereto, at any time prior to the Closing Date or termination of this Agreement (the "Expiration Date"); provided, however, that a
                                    ---------------    --------
Company Shareholder may transfer any or all its, his or her Shares (i) with the prior written consent of Parent or (ii) as contemplated in this Agreement.

               (b)  New Shares. Each Company Shareholder agrees that any Shares
                    ----------
that the Company Shareholder purchases or with respect to which the Company Shareholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

               (c)  Conversion of Preferred Shares. Each Company Shareholder
                    ------------------------------
that holds Preferred Shares agrees to convert all of such Preferred Shares into Common Shares prior to the Closing. Each Company Shareholder and the Company agree to take such actions as are reasonably required to cause all outstanding Preferred Shares to be converted into Common Shares prior to the Closing.

          6.11 Options.
               -------

               (a) The Company shall not accelerate the vesting of any Employee Options.

               (b) The Company shall accelerate the vesting of all (i) Nonemployee Options and (ii) Employee Options that were, at the time of their grant, granted to consultants of the Company, and use its Best Efforts to cause all Nonemployee Options to terminate on or before the Effective Time.

               (c) The Committee (as defined in the Share Option Plan) shall provide written notice to all Stock Option Holders (as defined in the Share Option Plan) that all Options outstanding under the Share Option Plan will expire at the Effective Time and be replaced with the Replacement Options.

               (d) The Company shall use its Best Efforts to prevent the exercise of any Employee Options after the date of this Agreement.

          6.12 Closing Balance Sheet.
               ---------------------

               (a) The Company shall deliver the Closing Balance Sheet to Parent not later than two days prior to the Closing Date.

               (b) The Company shall ensure that (1) the actual Net Working Capital of the Company at the Effective Time shall not decrease from the amount of Net Working Capital reflected on the Closing Balance Sheet, (2) the actual Indebtedness shall not increase from the amount reflected on the Closing Balance Sheet, and (3) the actual Outstanding Parent Loan Balance and interest thereon as of the Effective Time shall not increase from those amounts reflected on the Closing Balance Sheet.

               (c) The Company shall use reasonable efforts to cause its Indebtedness at the Effective Time to not exceed $2,000,000 of Indebtedness pursuant to the credit facility of the Company with National Bank of Canada.

          6.13  Shareholders Agreement.
                ----------------------

                (a) The Company shall cause all Company Shareholders and all other holders of Shares to execute a consent to be bound by the unanimous shareholders agreement, dated as of July 31, 2000 by and among the shareholders of the Company (the "Unanimous Shareholders Agreement"), substantially in the
                     --------------------------------
form of Exhibit 6.13 (the "Shareholders Agreement Consent"), prior to the
        ------------       ------------------------------
Effective Time.

               (b) Each of the Company Shareholders which is not a party to the Unanimous Shareholders Agreement agrees to execute and deliver a Shareholders Agreement Consent prior to the Effective Time.

     7.   Covenants of Parent.
          -------------------

          7.1  Approvals of Governmental Bodies. As promptly as practicable
               --------------------------------
after the date of this Agreement, Parent will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Parent will, and will cause each Related Person to, (i) cooperate with the Company with respect to all filings the Company is required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with the Company in obtaining all consents (if any) identified in Part 3.2 of the Disclosure Letter; provided, however, that this Agreement will not require Parent to dispose of or make any change in any portion of its business to obtain a Governmental Authorization.

          7.2  Best Efforts. Except as set forth in the proviso to Section 7.1,
               ------------
between the date of this Agreement and the Closing Date, Parent will use its Best Efforts to cause the conditions in Sections 8 and 9 to be satisfied as soon as reasonably practicable.

          7.3  Notification. Between the date of this Agreement and the Closing
               ------------
Date, Parent will promptly notify the Company in writing if Parent becomes aware of any fact or condition that causes or constitutes a Breach of any of Parent's representations and warranties as of the date of this Agreement, or if the Parent becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, Parent will promptly notify the Company of the occurrence of any Breach of any covenant of Parent in this Section 7 or of the occurrence of any event that may make the satisfaction of the conditions in Section 9 impossible or unlikely.

          7.4  Support Agreement and Voting and Exchange Trust Agreement. Prior
               ---------------------------------------------------------
to the Effective Time, Parent shall execute and deliver the Support Agreement in the form of Exhibit 7.4(a) (the "Support Agreement") and the Voting and Exchange Trust Agreement in the form of Exhibit 7.4(b) (the "Voting and Exchange Trust Agreement").

          7.5  Registration Statement.
               ----------------------

               (a) For purposes of this Section 7.5, "register," "registered," and "registration" refer to a registration effected by preparing and filing a "Registration Statement" or similar document in compliance with the Securities
 ----------------------
Act, and the declaration or ordering of effectiveness of such Registration Statement or document, and "Holders" refers to the holders of Exchangeable
                            -------
Shares and Replacement Nonemployee Options in respect of which Registration Shares may be issued pursuant to the Registration Statement.

               (b) Promptly following the execution and delivery of this Agreement by the parties, Parent shall prepare and file a Registration Statement under the Securities Act covering the issuance of the Registration Shares and shall use its Best Efforts to cause such Registration Statement to become effective (such Registration Statement specifically, the "Exchange Registration
                                                          ---------------------
Statement").
---------

               (c) In connection with the Exchange Registration Statement, Parent will:

                    (i) Prepare and file with the Commission a Registration Statement with respect to such securities, and use its Best Efforts to cause the Exchange Registration Statement to become effective, and prepare and file with the Commission such amendments to the Exchange Registration Statement and supplements to the prospectus contained therein as may be necessary to keep the Exchange Registration Statement effective until such time as all the Registration Shares have been issued by the Company;

                    (ii) Furnish to the Holders such reasonable number of copies of the Registration Statement, the prospectus filed therewith and such other documents as may be reasonably required in order to facilitate the issuance of such securities;

                    (iii) Use its Best Efforts to register or qualify the Registration Shares under such state securities or blue sky laws of such jurisdictions as the Holders may reasonably request in writing, except that Parent shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

                    (iv) Notify the Holders, promptly after it shall receive notice thereof, of the time when the Exchange Registration Statement has become effective or a supplement to any prospectus forming part of the Exchange Registration Statement has been filed;

                    (v) Notify the Holders promptly as to any request by the Commission for the amending or supplementing of the Exchange Registration Statement or prospectus or for additional information;

                    (vi) Prepare and promptly file with the Commission and promptly notify the Holders of the filing of such amendment or supplement to the Exchange Registration Statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; provided, however, that
                                                       --------  -------
Parent may delay the filing of any such amendment or supplement (for a period not to exceed 90 days), if Parent shall in good faith determine that such amendment or supplement would require Parent to disclose a material development or potential material development involving Parent, the disclosure of which would have a Material Adverse Effect on Parent; provided, further, that Parent
                                                --------  -------
may suspend use of the Exchange Registration Statement in such instance or for such time as may be reasonably necessary to update or amend the Exchange Registration Statement to correct any untrue statement of a material fact in, or an omission of a material fact from, the Exchange Registration Statement; and

               (vii) Advise the Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of the Exchange Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its Best Efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

          (d) All fees, costs and expenses of and incidental to the registration required by this Section 7.5 shall be borne by Parent. The fees, costs and expenses of registration to be borne by Parent shall include, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and accountants for Parent, all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified, the premiums and other costs of policies of insurance against liability (if any) arising out of such public offering.

          (e) Parent will indemnify and hold harmless each Holder, its directors and officers, and each person, if any, who controls such Holder within the meaning of the Securities Act, from and against and will reimburse such Holder and controlling person with respect to, any and all loss, damage, liability, cost and expense to which such Holder or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Exchange Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that Parent will not be
                                --------  -------
liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Holder or such controlling person in writing specifically for use in the preparation thereof.

               (f) Each Holder will indemnify and hold harmless Parent, its directors and officers and any controlling person with respect to, any and all loss, damage, liability, cost or expense to which Parent or any controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Exchange Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such Holder to Parent specifically for use in the preparation thereof.

               (g) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (e) or (f) of this Section 7.5 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph
(e) or (f), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any action include both the
       --------  -------
indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or in addition to those available to the indemnifying party, or if there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (e) or (f) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provision of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

          7.6  Canadian Securities Compliance. Parent shall use its Best Efforts
               ------------------------------
to obtain all orders required from the applicable Canadian securities, commissions or similar regulatory authorities to permit the issuance of (a) the Exchangeable Shares and Parent Common Shares issued pursuant to the Contemplated Transactions, (b) the Acquisition Shares, (c) the Replacement Options, (d) the Parent Common Shares issued from time to time upon the exercise of the Replacement Options, (e) the options issued pursuant to the Incentive Option Pool Agreement and (f) the Parent Common Shares issued from time to time upon the exercise of the options issued pursuant to the Incentive Option Pool Agreement (the "Canadian Securities Orders"), in each case without qualification with or approval of or the filing of any document, including any prospectus or similar document, or the taking of any proceeding with or the obtaining of any further order, ruling or consent from, any Governmental Body or regulatory authority under any Canadian federal, provincial or territorial securities or other laws or pursuant to the rules and regulations of any regulatory authority administering such laws, or the fulfillment of any other legal requirement in any such jurisdiction (other than, with respect to such first resales, any restrictions on transfer by reason of, among other things, a holder being a "control person" of Parent or Acquisition Sub for purposes of Canadian provincial securities laws).

         7.7   Indemnification Continuation. From and after the Closing Date,
               ----------------------------
Parent shall provide, or shall cause the Company or its successor to provide, for a period of three years following the Closing Date, indemnification and D&O insurance to the same extent and under similar conditions and procedures as offered to officers and directors of the Company and Locus USA immediately prior to the Closing Date, to each person who was an officer and director of the Company or Locus USA immediately prior to the Closing Date, in connection with any Proceeding based directly or indirectly (in whole or in part) on, or arising directly or indirectly (in whole or in part) out of, the fact that such officer or director is or was an officer or director of the Company or Locus USA, whether pertaining to any matter arising before or after the Closing Date; provided, however, that Parent's obligations under this Section 7.7 shall terminate at such time as the cost of providing such D&O insurance exceeds 150% of the cost of providing such D&O insurance as of the date of this Agreement.

         7.8   Issuance of Nonvoting Preferred Stock. In connection with the
               -------------------------------------
Share Exchange and the Contemplated Transactions, Parent shall cause Exchangeco to issue all shares of a class of nonvoting preference shares solely in exchange for services.

         7.9   Incentive Option Pool Agreement. Parent shall execute and deliver
               -------------------------------
the Incentive Option Pool Agreement on or before the Effective Time.

         7.10  Loan Agreement and Security Agreement.  Within five (5) days of
               -------------------------------------
the date hereof, Parent shall execute and deliver the loan agreement substantially in the form attached hereto as Exhibit 7.10(a) (the "Loan
                                             ---------------       ----
Agreement") and the security agreement substantially in the form attached hereto
---------
as Exhibit 7.10(b) (the "Security Agreement").
   ---------------       ------------------

     8.  Conditions Precedent to Parent's Obligation to Close. Parent's
         ----------------------------------------------------
obligation to consummate the Transactions and to take the other actions required to be taken by Parent at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Parent, in whole or in part):

         8.1   Accuracy of Representations.
               ---------------------------

              (a) All of the Company's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), (i) must have been accurate in all respects as of the date of this Agreement (it being understood that, for purposes of determining the accuracy of such representations and warranties, (A) any inaccuracies in such representations and warranties that do not, and are not reasonably expected to, in the aggregate, result in Damages (as such term is defined in Section 11.1) equal to or greater than $1,500,000 to Parent shall be disregarded, and (B) any supplement to the Disclosure Letter made or purported to have been made after the execution of this Agreement shall be disregarded) and (ii) must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Letter.

               (b) Each of the Company's representations and warranties in Sections 3.3, 3.4, 3.9, 3.11, and 3.21 must be accurate in all respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Letter.

               (c) Each of the Company Shareholders' representations and warranties in this Agreement must have been accurate in all respects as of the date of this Agreement, and must be accurate in all respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Letter.

          8.2  Performance.
               -----------

               (a) All of the covenants and obligations that the Company is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

               (b) All of the covenants and obligations that the Company's Shareholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all respects.

          8.3  Consents. Each of the Consents identified in Part 3.2 and Part
               ---------
4.2 of the Disclosure Letter must have been obtained and must be in full force and effect.

          8.4  Additional Documents. Each of the following documents must have
               --------------------
been delivered to Parent:

               (a) an opinion of Pillsbury Madison & Sutro LLP, dated the Closing Date, in form and substance customary for transactions of this nature;

               (b)  Employment agreements, each in the form of Exhibit 8.4(b)
                                                               --------------
(the "Key Employee Employment Agreements"), executed by each Key Employee, and
      ----------------------------------
each such Key Employee Employment Agreement shall be in full force and effect and Parent shall not have received any notice that any Key Employee intends to fail to perform his or her obligations under his or her Key Employee Employment Agreement;

               (c) from each of the Company Shareholders identified on Schedule C, an executed Restricted Stock Agreement in the form of Exhibit 8.4(c) (the
                                                         --------------
"Restricted Stock Agreements"), and each such Restricted Stock Agreement shall
 ---------------------------
be in full force and effect;

               (d) from each Principal Seller, an executed Principal Seller's Release in the form of Exhibit 8.4(d) (the "Principal Seller's Releases");
                       --------------       ---------------------------

               (e) from each Employee identified on Schedule D, an executed Employee Non-Disclosure, Invention Release and Noncompetition Agreement and an executed Agreement for Arbitration of Disputes in the respective forms attached as Exhibit 8.4(e) (the "Employee Agreements") and each such Employee Agreement
   --------------       -------------------
shall be in full force and effect and Parent shall not have received any notice that any such Employee intends to fail to perform his or her obligations under his or her Employee Agreement;

               (f) from each holder of an Employee Option, an executed Option Substitution Agreement, and each such Option Substitution Agreement shall be in full force and effect;

               (g) from each Company Shareholder listed on Schedule E, an executed Market Standoff Agreement in the form of Exhibit 8.4(g) (the "Market
                                                                       ------
Standoff Agreements"), and each such Market Standoff Agreement shall be in full
-------------------
force and effect, and Parent shall not have any notice that any such Company Shareholder intends to fail to perform his or her obligations under his or her Market Standoff Agreement;

               (h) from each Company Shareholder who receives Parent Common Shares at the Effective Time, an executed Registration Rights Agreement in the form of Exhibit 8.4(h) (the "Registration Rights Agreement");
       ---------------       -----------------------------

               (i) from the trustee for the Company Shareholders, the Support Agreement, the Escrow Agreement and the Voting and Exchange Trust Agreement;

               (j) the Canadian Securities Orders, in form and substance reasonably satisfactory to Parent;

               (k) an opinion of Ogilvy Renault, dated the Closing Date, in form and substance customary for transactions of this nature; and

               (l) from the Company, a certificate stating among other things that the conditions in Section 8.1(a) and (b) and Section 8.2(a) have been satisfied and setting forth the capitalization of the Company as of the Effective Time.

          8.5  No Proceedings. Since the date of this Agreement, there must not
               --------------
have been commenced or Threatened against Parent or the Company, or against any Person affiliated with Parent, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that is reasonably likely to have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

          8.6  No Claim Regarding Stock Ownership or Sale Proceeds. There must
               ---------------------------------------------------
not have been made or Threatened by any Person any claim (a) asserting that such Person is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in the Company and (b) that is reasonably likely to have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

          8.7  Conversion of Preferred Shares. All of the outstanding Preferred
               ------------------------------
Shares shall have been converted by the holders thereof into Common Shares in the amounts set forth by such holder's name in Part 3.1 of the Disclosure Letter.

          8.8  Tender of Company Shares. Shares representing not less than 98%
               ------------------------
of the total Common Shares outstanding as of the Effective Time (including Shares issuable upon conversion or exercise or exercise of Options (vested or unvested)) shall have been tendered for exchange pursuant to the Share Exchange.

          8.9  Termination of Nonemployee Options. All Nonemployee Options shall
               ----------------------------------
terminate on or before the Share Exchange.

          8.10 Unanimous Shareholder Agreement. All holders of Shares at the
               -------------------------------
Effective Time shall have agreed to be bound by the Unanimous Shareholder Agreement.

          8.11 No Prohibition. Neither the consummation nor the performance of
               --------------
any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Parent or any Person affiliated with Parent to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise formally proposed by or before any Governmental Body.

          8.12 Canadian Approvals. The Company and Parent each shall have filed
               ------------------
all notices and information (if any) required under (i) the Investment Canada Act (Canada) and (ii) Part IX of the Competition Act (Canada) and the Parent, acting reasonably, shall be satisfied that the transaction may proceed without approval under either statute or that all such approvals have been obtained.

          8.13 Nasdaq Listing. The Acquisition Shares and the Parent Common
               --------------
Shares issuable upon exercise or conversion of the Replacement Options shall have been approved for listing, subject to notice of issuance, on the Nasdaq National Market.

          8.14 Effectiveness of Exchange Registration Statement. The Exchange
               ------------------------------------------------
Registration Statement shall have been declared effective by the Commission.

          9.   Conditions Precedent to the Company's Obligation to Close. The
               ---------------------------------------------------------
obligations of the Company and the Company Shareholders to consummate the Transactions and to take the actions required to be taken by them at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Company and a majority-in-interest of the Company Shareholders, in whole or in part):

               9.1  Accuracy of Representations. All of Parent's representations
                    ---------------------------
and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

               9.2  Parent's Performance. All of the covenants and obligations
                    --------------------
that Parent is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

               9.3  Consents. Each of the Consents identified in Part 3.2 and
                    --------
Part 4.2 of the Disclosure Letter must have been obtained and must be in full force and effect.

               9.4  Additional Documents. Parent must have caused the following
                    --------------------
documents to be delivered to the Company and, where a Company Shareholder is a party thereto, to such Company Shareholder:

                    (a) an opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to the Parent, dated the Closing Date, in form and substance customary for transactions of this nature;

                    (b) an opinion of Fasken Martineau DuMoulin LLP, Canadian counsel to the Parent, dated the Closing Date, in form and substance customary for transactions of this nature;

                    (c) an opinion of Patterson Palmer Hunt & Murphy, local Nova Scotia counsel to Acquisition Sub, dated the Closing Date, in form and substance customary for transactions of this nature;

                    (d) executed copies of the Registration Rights Agreement, the Support Agreement, the Escrow Agreement, the Option Substitution Agreements, and the Voting and Exchange Trust Agreement and each of such agreements shall be in full force and effect;

                    (e) the Canadian Securities Orders, in form and substance reasonably satisfactory to the Company; and

                    (f) such other documents as the Company may reasonably request for the purpose of (i) enabling their counsel to provide the opinion referred to in Section 8.4(a), (ii) evidencing the accuracy of any representation or warranty of Parent, (iii) evidencing the performance by Parent of, or the compliance by Parent with, any covenant or obligation required to be performed or complied with by Parent, (ii) evidencing the satisfaction of any condition referred to in this Section 9, or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

          9.5   No Proceedings. Since the date of this Agreement, there must not
                --------------
have been commenced or Threatened against the Company, or against any Person affiliated with the Company, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that is reasonably likely to have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

          9.6   No Injunction. There must not be in effect any Legal Requirement
                -------------
or any injunction or other Order that (a) prohibits the consummation of the Contemplated Transactions, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

          9.7   Canadian Approvals. The Company and Parent each shall have filed
                ------------------
all notices and information (if any) required under (i) the Investment Canada Act (Canada) and (ii) Part IX of the Competition Act (Canada) and the Parent, acting reasonably, shall be satisfied that the transaction may proceed without approval under either statute or that all such approvals have been obtained.

          9.8   Nasdaq Listing. The Acquisition Shares and the Parent Common
                --------------
Shares issuable upon the exercise or conversion of the Replacement Options shall have been approved for listing, subject to notice of issuance, on the Nasdaq National Market.

          9.9   Effectiveness of Registration Statement. The Exchange
                ---------------------------------------
Registration Statement shall have been declared effective by the Commission.

          9.10  Tax Opinion. The Company shall have received an opinion of
                -----------
Ogilvy Renault, dated the Closing Date, to the effect that the Contemplated Transactions should constitute a tax deferred reorganization for Canadian federal income tax purposes for owners of Shares who are residents of Canada and who receive Exchangeable Shares as a result of the transaction.

          9.11  Incentive Option Pool Agreement. The Incentive Option Pool
                -------------------------------
Agreement shall have been delivered by Parent, and shall be in full force and effect.

     10.  Termination.
          -----------

          10.1  Termination Events. This Agreement may, by notice given prior to
                ------------------
or at the Closing, be terminated:

                (a) by either Parent, on the one hand, or the Company, on the other, if a material Breach of any provision of this Agreement has been committed by the other party

(including, without limitation, a material Breach of Section 3.15) and such Breach has not been waived;

               (b) (i) by Parent if any of the conditions in Section 8 is or becomes impossible (other than through the failure of Parent to comply with its obligations under this Agreement) and Parent has not waived such condition, or
(ii) by the Company, if any of the conditions in Section 9 is or becomes impossible (other than through the failure of the Company to comply with its obligations under this Agreement) and the Company has not waived such condition;

               (c) by Parent if (i) the Company's Board of Directors withdraws or modifies its recommendation of the Transactions (other than by reason of Parent's failure to comply with its obligations under this Agreement), (ii) an Acquisition Proposal is accepted by the Company, or (iii) the Company willfully and materially breaches this Agreement;

               (d) by the Company if Parent willfully and materially breaches this Agreement;

               (e)  by mutual consent of Parent and the Company; or

               (f) by either Parent or the Company if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement or the failure of the Exchange Registration Statement to have been declared effective by the Commission) on or before December 31, 2000, or such later date as the parties hereto may agree upon.

          10.2  Effect of Termination.  Each party's right of termination under
                ---------------------
Section 10.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 10.1, all further obligations of the parties hereto under this Agreement will terminate, except that the rights and obligations in Sections 12.1, 12.2 and 12.3 shall survive (without regard to the time period referred to in Section 12.3); provided, however, that if this Agreement is terminated by a party because of the Breach of this Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired, subject to the provisions of Section 12.1 hereof. Notwithstanding anything contained in this Agreement to the contrary, (i) if Parent terminates this Agreement pursuant to
Section 10.1(c), then the liability of the Company and the Company Shareholders under this Agreement shall be limited solely to payment of the termination fee by the Company to Parent provided for in Section 12.1(b), and (ii) if the Company terminates this Agreement pursuant to Section 10.1(d), then the liability of Parent under this Agreement shall be limited solely to payment of the termination fee to the Company provided for in Section 12.1(b).

     11.  Escrow Fund.
          -----------

          11.1  Escrow Shares.  As soon as practicable after the Effective Time,
                -------------
the Escrow Shares shall be registered in the name of, and be deposited with Montreal Trust Company of Canada (or other institution selected by Parent with the reasonable consent of the Company) as escrow agent (the "Escrow Agent"), such deposit to constitute the Escrow Fund and to be governed by the terms set forth herein and in the Escrow Agreement attached hereto as Exhibit 11.1 (the "Escrow Agreement"). Provided that recourse is limited solely to the Escrow Fund following the Effective Time (but only up to a maximum of the value of the Escrow Shares) each of the Company Shareholders agrees to indemnify and hold harmless the Parent for any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

                (a) any Breach of any representation or warranty made by the Company or a Company Shareholder in this Agreement (without giving effect to any supplement to the Disclosure Letter), the Disclosure Letter, any supplement to the Disclosure Letter, or any other certificate or document delivered by the Company pursuant to this Agreement;

                (b) any Breach of any representation or warranty made by the Company or a Company Shareholder in this Agreement as if such representation or warranty were made on and as of the Closing Date, other than any such Breach that is disclosed in a supplement to the Disclosure Letter; or

                (c) any Breach by the Company or a Company Shareholder of any covenant or obligation of the Company in this Agreement that is not waived on or prior to Closing.

          Parent and its affiliates shall act in good faith and in a commercially reasonable manner to mitigate any Damages they may suffer under this Agreement. Any claim for indemnification for Damages under this Agreement shall be offset or reduced by (i) any tax benefit received by Parent or a member of the Parent Group as a result of such Damages and (ii) in the case of third-party claims, by any amount actually recovered by Parent or a member of the Parent Group pursuant to counterclaims made by any of them directly relating to the facts giving rise to such third-party claims.

          Parent and Company each acknowledge that such Damages if the circumstances referred to in (a), (b) or (c) above had been contemplated at the date of execution of this Agreement, such circumstances would have led to a reduction in the total number of shares Parent would have agreed to issue in connection with the Contemplated Transactions. Parent and Company also agree that, for the purposes of this Article 11, any and all Damages suffered or incurred by the Company in connection with the circumstances referred to in (a),
(b) or (c) above shall, dollar-for-dollar, be deemed to be Damages suffered or incurred by the Parent. Nothing in this Article 11 shall limit the Liability of the Company for any Breach of any representation, warranty or covenant if the Closing does not occur.

          11.2  Damage Threshold.  Notwithstanding the foregoing, and except for
                ----------------
any Damages for any breach of the Company's covenants set forth in Sections 6.12(b) and 12.1, Parent may not receive any shares from the Escrow Fund unless and until an Officer's Certificate or Certificates (as defined in Section 11.4 below) identifying Damages the aggregate amount of which exceeds $350,000 has been delivered to the Escrow Agent as provided in Section 11.4 below and such amount is determined pursuant to this Article 11 to be payable, in which case Parent shall receive shares equal in value to the full amount of the Damages; provided, however, that in no event shall Parent receive more than the Escrow Shares.

          11.3  Escrow Period.  The Escrow Period shall terminate with respect
                -------------
to the Escrow Shares upon the first anniversary of the Closing Date and any and all Escrow Shares remaining in the Escrow Fund at such time shall be released to the Company Shareholders; provided, however, that a portion of the Escrow Shares, which, in the reasonable judgment of Parent, subject to the objection of the Shareholder Agent (as defined in Section 11.7 below) and the subsequent arbitration of the matter in the manner provided in Section 11.6 hereof, are necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent prior to termination of the Escrow Period with respect to the facts and circumstances existing prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been resolved. Any and all releases of the Escrow Shares upon termination of the Escrow Period shall be released to the Company Shareholders on a pro rata basis according to such shareholder's ownership of Shares at the Closing Date.

          11.4  Claims upon Escrow Fund.
                -----------------------

                (a) Upon receipt by the Escrow Agent on or before the last day of the Escrow Period of a certificate signed by the Chief Executive Officer, the President, the Chief Financial Officer or the General Counsel of Parent (an "Officer's Certificate"):
 ---------------------

                     (i) stating that either (A) Damages exist as a result of a breach of the Company's covenants set forth in Section 6.12(b) or 12.1 or (B) Damages exist or, in respect of unsatisfied or unresolved claims or threatened claims with respect to the facts and circumstances existing prior to expiration of the Escrow Period, Damages could exist in an aggregate amount greater than $350,000, and

                     (ii) specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was suffered, incurred or paid, or properly accrued or arose (in the case of a resolved claim), the nature of the misrepresentation, breach of warranty or claim to which such item is related, the Escrow Agent shall, subject to the provisions of Section 11.5 hereof, deliver to Parent out of the Escrow Fund, as promptly as practicable, Escrow Shares whose value is equal to the amount of the Damage.

                (b) For the purpose of compensating Parent for its Damages pursuant to this Article 11, the Exchangeable Shares and Parent Common Shares in the Escrow Fund shall be valued at a price per share equal to the quotient equal to closing price reported by The Nasdaq National Market for one Parent Common Share on the Closing Date.

          11.5  Objections to Claims.  At the time of delivery of any Officer's
                --------------------
Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Shareholder Agent (defined in Section 11.7 below) and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery of Escrow Shares pursuant to Section 11.4 hereof unless the Escrow Agent shall have received written authorization from the Shareholder Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of the Escrow Shares in accordance with Section 11.4, provided that no such payment or delivery may be made if the Shareholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to Parent prior to the expiration of such thirty (30) day period.

          11.6  Resolution of Conflicts; Arbitration.
                ------------------------------------

                (a) In case the Shareholder Agent shall so object in writing to any claim or claims by Parent made in any Officer's Certificate, Parent shall have forty-five (45) days to respond in a written statement to the objection of the Shareholder Agent. If after such forty-five (45) day period there remains a dispute as to any claims, the Shareholder Agent and Parent shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholder Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Escrow Shares from the Escrow Fund in accordance with the terms thereof.

                (b) If no such agreement can be reached after good faith negotiation, either Parent or the Shareholder Agent may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in threatened or pending litigation or other dispute resolution proceedings with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within fifteen (15) days after such written notice is sent, Parent and the Shareholder Agent shall each select one arbitrator, and within five (5) days of their appointment, the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in
Section 11.6 hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold distributions from the Escrow Fund in accordance therewith.

               (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in King County, Washington under the commercial rules then in effect of the American Arbitration Association. For purposes of this Section 11.6(c), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Parent shall be deemed to be the Non-Prevailing Party unless the arbitrators award Parent more than one-half (1/2) of the amount in dispute, plus any amounts not in dispute; otherwise, the Company shareholders for whom the Parent Common Shares or Exchangeable Shares otherwise issuable to them have been deposited in the Escrow Fund shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including without limitation, attorneys' fees and costs, reasonably incurred by the other party to the arbitration.

          11.7  Shareholder Agent.
                -----------------

                (a) By execution of this Agreement, each Company Shareholder hereby appoints and constitutes the law firm of Fraser Milner Casgrain as agent (the "Shareholder Agent") for and on behalf of the Company Shareholders to give
      -----------------
and receive notices and communications, to authorize delivery to Parent of the Escrow Shares in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholder Agent for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Escrow Fund from time to time upon not less than 10 days' prior written notice to Parent. No bond shall be required of the Shareholder Agent, and the Shareholder Agent shall receive no compensation for his services. Notices or communications to or from the Shareholder Agent shall constitute notice to or from each of the Company Shareholders.

                (b) The Shareholder Agent shall not be liable for any act done or omitted hereunder, as the Shareholder Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Company Shareholders shall severally indemnify the Shareholder Agent and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholder Agent and arising out of or in connection with the acceptance or administration of his duties hereunder.

                (c) The Shareholder Agent shall have reasonable access to information about the Company and the reasonable assistance of the Company's officers and employees for purposes of performing its duties and exercising its rights hereunder, provided that the Shareholder Agent shall treat confidentially and not disclose any nonpublic information from or about the Company to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

          11.8  Actions of the Shareholder Agent.  A decision, act, consent or
                --------------------------------
instruction of the Shareholder Agent shall constitute a decision of all Company Shareholders for whom Exchangeable Shares and Parent Common Shares otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such Company Shareholder, and the Escrow Agent and Parent may rely upon any decision, act, consent or instruction of the Shareholder Agent as being the decision, act, consent or instruction of each and every such Company Shareholder. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholder Agent.

          11.9  Third-Party Claims.  In the event Parent becomes aware of a
                ------------------
third-party claim which Parent believes may result in a demand against the Escrow Fund, Parent shall notify the Shareholder Agent of such claim, and the Shareholder Agent and the Company Shareholders for whom Exchangeable Shares and Parent Common Shares otherwise issuable to them are deposited in the Escrow Fund shall be entitled, at their expense, to participate in any defense of such claim. Parent shall have the right in its sole discretion to settle any such claim; provided, however, that Parent may not affect the settlement of any such claim without the consent of the Shareholder Agent, which consent shall not be unreasonably withheld. In the event that the Shareholder Agent has consented to any such settlement, the Shareholder Agent shall have no power or authority to object under Section 11.5 or any other provision of this Article 11 to the amount of any claim by Parent against the Escrow Fund for indemnity with respect to such settlement.

          11.10 Termination of Representations and Warranties.  Notwithstanding
                ---------------------------------------------
anything contained in this Agreement to the contrary, all covenants of the Company and the Company Shareholders to be performed prior to the Closing Date, and all representations and warranties of the Company and the Company Shareholders in this Agreement, shall terminate at such time as the Escrow Period terminates pursuant to Section 11.3.

     12.  General Provisions.
          ------------------

          12.1  Expenses and Liability.
                ----------------------

                (a) Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. The Company shall not incur out-of-pocket expenses in connection with this Agreement, including professional fees, in excess of $300,000.

                (b)  In the event of termination of this Agreement pursuant to
Article 10, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a Breach of this Agreement by another party. In addition, (i) in the event of a termination of this Agreement by Parent pursuant to Section 10.1(c), the Company shall promptly, but in any event within thirty (30) days of such termination, pay Parent the amount of $8,000,000 (plus documented out-of-pocket expenses of Parent) as reimbursement for expenses incurred by Parent in connection with the Contemplated Transactions, and (ii) in the event of a termination of this Agreement by the Company pursuant to Section 10.1(d), Parent shall promptly, but in any event within thirty (30) days of such termination, pay the Company the amount of $8,000,000 (plus documented out-of-pocket expenses of the Company) as reimbursement for expenses incurred by the Company in connection with the Contemplated Transactions.

          12.2  Public Announcements.  Any public announcement or similar
                --------------------
publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Parent determines; provided that the following Company Shareholders: Innovatech, FSTQ, Societe Financiere d'Innovation Inc., Societe en Commandite d'Investissement and the Ontario Municipal Employees Retirement System, may publicly announce this Agreement and the Contemplated Transactions at such time and in such manner as is reasonably acceptable to Parent. Unless consented to by Parent in advance or required by Legal Requirements, prior to the Closing the Company and each Company Shareholder shall keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person other than Employees. The Company and Parent will consult with each other concerning the means by which the Employees and the Company's customers, suppliers and others having dealings with the Company will be informed of the Contemplated Transactions, and Parent will have the right to be present for any such communication.

          12.3  Confidentiality.  Between the date of this Agreement and the
                ---------------
Closing Date, Parent, and the Company will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Parent and the Company to maintain in confidence, any written information stamped "confidential" when originally furnished by one party to another party in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings. If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

          12.4  Notices.  All notices, consents, waivers, and other
                -------
communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or
(c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

     The Company:        Locus Dialogue Inc.
     ------------        460 Saint-Catherine Street West, Suite 730
                         Montreal, Quebec H3B 1A7   Canada
     Attention:          Mary M. Dunlop
     Facsimile No.:

     with a copy to:     Pillsbury Madison & Sutro LLP
                         50 Fremont Street
                         San Francisco, California 94105
                         United States of America
     Attention:          D. Stanley Rowland, Esq.
     Facsimile No.:      (415) 983-1200
     and a copy to:                Ogilvy Renault
                                   1981 avenue McGill College
                                   Montreal (Quebec) Canada H3A 3C1
     Attention:                    Clemens Mayr
     Facsimile No.:                (514) 286-5474

     The Company Shareholders:     the address listed next to such Company
                                   Shareholder's name on Exhibit A attached
                                                         ---------
                                   hereto

     with a copy to:

     Shareholder Agent:            Fraser Milner Casgrain
     -----------------             1 Place Ville Marie, Suite 3900
                                   Montreal QC Canada
                                   H3B 4M7
     Attention:                    Barbara Farina
     Facsimile No.:                514-866-2241

     Parent or any member
     --------------------
     of the Parent Group:          InfoSpace, Inc.
     -------------------           601 108/th/ Avenue N.E.
                                   Suite 1200
                                   Bellevue, Washington 98004
     Attention:                    John Hall, Esq.
     Facsimile No.:                (425) 201-6167

     with a copy to:               Wilson Sonsini Goodrich & Rosati, P.C.
                                   5300 Carillon Point
                                   Kirkland, Washington 98033
                                   United States of America
     Attention:                    Lawrence J. Steele, Esq.
                                   Richard C. Sohn, Esq.
     Facsimile No.:                (425) 576-5899

     and a copy to:                Fasken Martineau DuMoulin LLP
                                   4200 TD Bank Tower
                                   P.O. Box 20, Stn. Toronto Dom.
                                   Toronto, Ontario  M5K 1N6
     Attention:                    C. Ian Kyer, Esq.
     Facsimile No.:                (416) 364-7813

          12.5  Jurisdiction; Service of Process.  Any action or proceeding
                --------------------------------
seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the United States District Court for the Western District of Washington, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

          12.6  Choice of Language.  The parties confirm that it is their wish
                ------------------
that this Agreement, as well as all other documents related hereto, including legal notices, have been and shall be drawn up in the English language only. Les partis ci-dessous confirment leur desir que cet accord ainsi que tous les documents, y compris tout avis qui s'y rattache, soient rediges en langue anglaise.

          12.7  Further Assurances.  The parties hereto agree (a) to furnish
                ------------------
upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

          12.8  Waiver.  The rights and remedies of the parties to this
                ------
Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

          12.9  Entire Agreement and Modification.  This Agreement supersedes
                ---------------------------------
all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the parties hereto; provided, however, that a party may be added to this Agreement as a "Company Shareholder" by execution and delivery to Parent of a counterpart signature page to this Agreement.

          12.10  Disclosure Letter.
                 -----------------

                (a) The disclosures in the Disclosure Letter, and those in any supplement thereto, must relate only to the representations and warranties in the Section of this Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

                (b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Letter (other than an exception expressly set forth as such in the Disclosure Letter with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

          12.11  Assignments, Successors, and No Third-Party Rights.
                 --------------------------------------------------

                 (a) No party may assign any of its rights under this Agreement without the prior consent of the other parties except that Parent may assign any of its rights under this Agreement to any Subsidiary of Parent, provided that the Parent continues to be liable for its obligations hereunder. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties hereto. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and permitted assigns.

                 (b) Notwithstanding any other provision of this Agreement, Innovatech may at any time prior to the Closing Date assign all, but not less than all, of the Common Shares and Preferred Shares held by it, together with all of its rights and obligations under this Agreement, to the Government of Quebec or any Person controlled, owned or approved by the Government of Quebec, provided that such assignee (i) executes this Agreement in the capacity of one of the Company Shareholders and (ii) agrees to perform all of the obligations to which Innovatech was bound pursuant to this Agreement and each related agreement in an instrument in form and substance reasonably satisfactory to Parent.

          12.12  Severability.  If any provision of this Agreement is held
                 ------------
invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

          12.13  Section Headings, Construction.  The headings of Sections in
                 ------------------------------
this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

          12.14  Time of Essence.  With regard to all dates and time periods
                 ---------------
set forth or referred to in this Agreement, time is of the essence.

          12.15  Governing Law.  This Agreement will be governed by the laws of
                 -------------
the State of Washington without regard to conflicts of laws principles.

          12.16  Counterparts.  This Agreement may be executed in one or more
                 ------------
counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                    PARENT

                                    By: /s/ N. Jain
                                        -------------------------------
                                    Name:______________________________
                                    Title:_____________________________

                                    COMPANY

                                    By: /s/ M. Dunlop
                                        -------------------------------
                                    Name:______________________________
                                    Title:_____________________________

                                    ACQUISITION SUB

                                    By: /s/ N. Jain
                                        -------------------------------
                                    Name: _____________________________
                                    Title:_____________________________

                                    EXCHANGECO

                                    By: /s/ N. Jain
                                        -------------------------------
                                    Name: _____________________________
                                    Title:_____________________________

                                    COMPANY SHAREHOLDERS:

                                    Societe Financiere d'Innovation Inc.

                                    By: /s/ P. Pharand and D. Dionne
                                        -------------------------------
                                    Name: _____________________________
                                    Title:_____________________________

                                    Societe en Commandite d'Investissement

                                    By: /s/ R. Jenkins
                                        -------------------------------
                                    Name: _____________________________
                                    Title:_____________________________

                                    Ontario Municipal Employees Retirement
                                    System

                                    By: /s/ G. Senst and D. Grant
                                        -------------------------------------
                                    Name: ___________________________________
                                    Title:___________________________________

                                    Societe Innovatech du Grand Montreal

                                    By: /s/ C. Singleton and P. Coutou
                                        -------------------------------------
                                    Name: ___________________________________
                                    Title:___________________________________

                                    Fonds de Solidarite des travailleurs du
                                    Quebec (F.T.Q.).

                                    By: /s/ D. Labarre
                                        -------------------------------------
                                    Name: ___________________________________
                                    Title:___________________________________

                                    CRIM Technologies Inc.

                                    By: /s/ A. Beaudoin
                                        -------------------------------------
                                    Name: ___________________________________
                                    Title:___________________________________

                                    Cantwell Holdings, Ltd.

                                    By: /s/ T. Cantwell
                                        -------------------------------------
                                    Name: ___________________________________
                                    Title:___________________________________

                                    /s/ R. Cardin
                                    -----------------------------------------
                                    Regis Cardin

                                    /s/ H. Minh Cung
                                    -----------------------------------------
                                    Hong Minh Cung

                                    /s/ G. Hurteau
                                    -----------------------------------------
                                    Gilles Hurteau

                                    /s/ Y. Normandin
                                    -----------------------------------------
                                    Yves Normandin